UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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SumTotal Systems, Inc.

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SUMTOTAL SYSTEMS, INC.
1808 NORTH SHORELINE BLVD.
MOUNTAIN VIEW, CALIFORNIA 94043
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2008

Mountain View, California
April 28, 2008

TO THE STOCKHOLDERS OF SUMTOTAL SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SUMTOTAL SYSTEMS, INC., a Delaware corporation (the “Company”), will be held on Friday, June 6, 2008 at 10:00 a.m., Pacific time, at the Company’s Corporate Headquarters, 1808 N. Shoreline Blvd., Mountain View, California 94043, for the following purposes:

•	To elect two (2) Directors to hold office until the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until such Directors’ death, resignation or removal.

•	To ratify the selection of BDO Seidman, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008.

•	To approve the amended and restated 2004 Equity Incentive Plan.

•	To approve the amended and restated Employee Stock Purchase Plan.

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 15, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Erika Rottenberg
Senior Vice President,
General Counsel and Secretary

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (which IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

SUMTOTAL SYSTEMS, INC.
1808 NORTH SHORELINE BLVD.
MOUNTAIN VIEW, CALIFORNIA 94043

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 6, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of SumTotal Systems, Inc., a Delaware corporation (the “Company” or “SumTotal”), for use at the Annual Meeting of Stockholders to be held on June 6, 2008, at 10:00 a.m. Pacific time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s Corporate Headquarters at 1808 North Shoreline Blvd., Mountain View, California 94043. This proxy statement and accompanying proxy card are first being mailed on or about April 28, 2008 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock (“Common Stock”) beneficially owned by others so that they may forward such materials to such beneficial owners and the corresponding forwarding expenses will be reimbursed by the Company. Original solicitation of proxies by mail may be supplemented by telephone, telegram and other means by directors, officers and/or other regular employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Voting Rights and Outstanding Shares

Only holders of record of Common Stock at the close of business on April 15, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had 32,131,784 shares of Common Stock outstanding and entitled to vote. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum; Abstentions; Broker Non-Votes

Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares that are voted “FOR,” “AGAINST” or “WITHHELD” are treated as being present at the meeting for purposes of establishing a quorum.

Under the Company’s Bylaws, abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but do not count in determining the number of votes cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will not otherwise affect the outcome of the vote or proposal.

Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but do not count in determining the number of votes cast with respect to a proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the votes cast. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal.

Voting

Stockholders whose shares are registered in their own names may vote either via the Internet or by telephone. Specific instructions to be followed by any registered stockholder interested in voting via Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

Stockholders whose shares are registered in “street name,” meaning in the name of a bank or brokerage firm, and have not elected to receive their proxy statement over the Internet may be eligible to vote their shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of this proxy statement the opportunity to vote via the Internet or by telephone. Stockholders whose bank or brokerage firm is participating in ADP’s program will have instructions provided on their proxy card. Stockholders may also vote by completing and returning the proxy card in the self-addressed, postage paid envelope provided.

Proxies; Revocability of Proxies

Whether or not they are able to attend the Annual Meeting, the Company urges all stockholders to submit their proxy which, when properly completed, will be voted as directed by the stockholder. In the event no directions are specified, proxies will be voted “FOR” the nominees of the Board of Directors (Proposal 1), “FOR” the ratification of the selection of BDO Seidman, LLP as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2008 (Proposal 2), “FOR” the amended and restated the 2004 Equity Incentive Plan (Proposal 3), “FOR” the amended and restated Employee Stock Purchase Plan (Proposal 4), and “in the discretion of the proxy holders” as to any other matters that may properly come before the Annual Meeting or any adjournment thereof. The Company urges all stockholders to give direction as to how to vote their shares. Stockholders may revoke or change their proxy at any time before the Annual Meeting by sending a written notice of revocation or submitting another proxy dated as of a later date to the Secretary of the Company at the Company’s Corporate Headquarters located at 1808 North Shoreline Blvd., Mountain View, California 94043 before the beginning of the Annual Meeting. Stockholders of record may also revoke their proxy by attending the Annual Meeting and voting in person; however, the mere presence at the Annual Meeting of a stockholder who has previously appointed a proxy will not revoke the prior appointment.

Stockholder Proposals

Timing.  Proposals of stockholders that are intended to be included in the proxy statement and proxy relating to the 2009 Annual Meeting of Stockholders must be received by the Company not later than December 29, 2008. The Company’s bylaws also provide for the timing and content of notice which stockholders must provide to the Company’s secretary at the Company’s principal executive office, for the nomination of directors or other proposals to be properly presented at a stockholder meeting. Pursuant to these provisions, notice of a nomination or proposal must be received by the Company not later than the close of business 60 days nor earlier than 90 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that there was no annual meeting in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be received at the Company’s principal executive offices not earlier than the close of business 90 days prior to such annual meeting and not later than the close of business on the later of (i) 60 days prior to the annual meeting or, (ii) in the event the Company makes a public announcement of the date of the annual meeting fewer than 70 days prior to the annual meeting, the close of business 10 days following the day the date public announcement of the date of the meeting is made.

Content.  A stockholder’s notice to the Company of a proposal to be brought before the Company’s annual meeting shall set forth as to each matter the information required in our bylaws, including:

(i)  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

(ii)  the name and address, as they appear on the Company’s books, of the stockholder proposing such business,

(iii)  the class and number of shares of the Company which are beneficially owned by the stockholder,

(iv)  any material interest of the stockholder in such business, and

(v)  any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in their capacity as a proponent to a stockholder proposal.

A stockholder’s notice to the Company to nominate a person to the Board shall, in addition to including the information required for a stockholder proposal, include the information required in our bylaws, including as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director:

(i)  the name, age, business address and residence address of such person,

(ii)  the principal occupation or employment of such person,

(iii)  the class and number of shares of the Company which are beneficially owned by such person,

(iv)  a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and

(v)  any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each serving staggered three-year terms. Vacancies on the Board of Directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A director elected to fill a vacancy shall hold office until the next election of the class of directors for which such director shall have been chosen and until such director’s successor shall have been duly elected and qualified.

As of the Record Date, the Company’s Board of Directors was composed of seven members. There are two Class I directors, Jack Acosta and Vijay Vashee, whose terms of office expire in 2008. Each of Messrs. Acosta and Vashee has been unanimously nominated by the Company’s Corporate Governance and Nominating Committee as nominees for election as Class I directors and recommended for inclusion on the proxy (see “Board Committees and Meetings”). Messrs. Acosta and Vashee are currently directors of the Company, and Mr. Acosta is chair of our Board of Directors and is chair of the Company’s Audit Committee and Mr. Vashee is a member of the Company’s Audit Committee and Compensation Committee. If elected at the Annual Meeting, Messrs. Acosta and Vashee will serve until the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until such directors’ death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that a nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Messrs. Acosta and Vashee have each agreed to serve if elected, and management has no reason to believe that they will be unable to serve. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. The two nominees for director who receive the highest number of affirmative votes shall be elected as directors. Votes withheld from a nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. See “INFORMATION CONCERNING SOLICITATION AND VOTING — Quorum; Abstentions; Broker Non-Votes.”

Set forth below is biographical information for each nominee and each person whose term of office as a director will continue after the Annual Meeting, as well as biographical information for the Company’s executive officers. There is no family relationship between any director or executive officer of the Company.

Class I Nominees for Election for a Three-Year Term Expiring at the 2011 Annual Meeting

Jack Acosta, 60, has served as a member of the Board of Directors of the Company and as chair of the Company’s Audit Committee since the Company’s inception in March 2004. Mr. Acosta has also served as the chair of the Board of Directors of the Company since November 2005 and lead independent director from October 2005 to November 2005, during Mr. Fowler’s term of as the Company’s interim Chief Executive Officer. He served as a member of the Board of Directors of Docent, Inc. (“Docent”), the company that was merged into SumTotal, from April 2003 until March 2004. He also served on the Board of Directors of Savi Technology, Inc., a provider of RFID solutions, from April 2005 until July 2006, and BenefitStreet, Inc., a company providing financial services, from September 2004 until September 2006, and is currently on the Board of Directors of Integral Development, a financial services software company. Mr. Acosta served as Chief Financial Officer and Vice President, Finance for Portal Software, a software company, from February 1999 until September 2001. In addition, Mr. Acosta served as Secretary for Portal Software from February 1999 through April 1999. From July 1996 to January 1999, Mr. Acosta served as Executive Vice President and Chief Financial Officer for Sybase, Inc., a database company. From December 1994 until July 1996, Mr. Acosta served as Vice President, Engineering Services, Integration and Business Management of Sybase. From March 1993 until December 1994, Mr. Acosta served as President, Chief Operating Officer and a director of Tanon Manufacturing, Inc., a manufacturing and engineering services company.

Vijay Vashee, 57, has served as a member of the Board of Directors of the Company and as a member of the Company’s Audit Committee since the Company’s inception in March 2004. Since October 2005 he has also served as a member of the Company’s Compensation Committee. He served as a director of Click2learn, Inc., the Company’s predecessor (“Click2learn”) from July 2001 until March 2004. From 1982 until October 2001, Mr. Vashee served in various senior marketing, product management and executive positions at Microsoft Corporation, a software company, including as General Manager for Microsoft Project from 1988 to 1992 and as General Manager for Power Point from 1992 to 1997. Mr. Vashee is the Chair and was founding President of The Indus Entrepreneurs, Seattle and previously served as a board member of IntelliPrep Technologies, Inc., a software company in the business education market, prior to its acquisition by Click2learn in May 2001.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE IN FAVOR OF THE ELECTION OF MESSRS. ACOSTA AND VASHEE
AS CLASS I DIRECTORS OF THE COMPANY.

Class II Directors Continuing in Office Until the 2009 Annual Meeting

John Coné, 57, has served as a member of the Board of Directors of the Company and as chair of the Company’s Compensation Committee and a member of the Corporate Governance and Nominating Committee since the Company’s inception in March 2004. He served as a director of Click2learn from May 2002 to March 2004. He currently is a consultant and author in the field of organization learning and has served as Chair and President of ASTD in 2002 and 2003, respectively. In 2002, Mr. Coné served on the Board of Storied Learning, a privately-held e-Learning content company. From July 1995 until his retirement in August 2001 he served as Vice President of Learning & Development for Dell Inc., a computer hardware company. Prior to Dell, he served as Chief Learning Officer and Vice President of Human Resources for Sequent Computer Systems Inc., a computer hardware and software company, from June 1991 to June 1995. Prior to Sequent, he served as Director of Corporate Educational Services for Motorola, Inc., a communications company providing mobility products, from February 1988 to May 1991, where he was a founder and creator of Motorola University in 1980.

Donald E. Fowler, 70, has served as Chief Executive Officer of the Company since October 2005 and as a member of the Board of Directors of the Company since the Company’s inception in March 2004. From the Company’s inception until November 2005, he served as the chair of the Board of Directors. He also served as a member of the Company’s Compensation Committee and the Company’s Corporate Governance and Nominating Committee from March 2004 to October 2005. Mr. Fowler served as a member of the Board of Directors of Docent from January 2003 to March 2004, and was a member of Docent’s Audit and Governance and Nominating Committees during the same period. He has recently served on the boards of ADAC Laboratories, a maker of high-tech healthcare products, and TelCom Semiconductor, a semiconductor manufacturer, and now serves on the board of Storage Engine, Inc., an enterprise imaging software company. Mr. Fowler is involved with various private companies, through advisory or board memberships, served as CEO of eT Communications, a telecommunications company, from 1996 to 1998 and served as interim CEO of several companies between 1996 and 2002. Mr. Fowler was Senior Vice President at Tandem Computers, a company that manufactured fault-tolerant computers, from 1986 to 1996. Mr. Fowler also served in executive capacities with Bechtel Group, an engineering, construction and project management company, from 1976 to 1986, and International Business Machines Corp. from 1965 to 1976.

Ali Kutay, 52, has served as a member of the Board of Directors of the Company and as a member of the Company’s Audit and Corporate Governance and Nominating Committees since the Company’s inception in March 2004. He has also served as a member of the Company’s Compensation Committee since October 2005. He served as a member of the Board of Directors of Docent from April 2000 to March 2004; as a member of Docent’s Audit Committee from April 2000 until March 2004; and as a member of Docent’s Governance Committee from January 2003 until March 2004. From May 2004 through the present, Mr. Kutay has served as Chairman, Chief Executive Officer and President of Golden Gate Software, Inc., a transactional data management company and since March 2006 has been a director of Gauda, Inc. From 1999 to 2003 Mr. Kutay was the Chair and Chief Executive Officer of AltoWeb, Inc., a provider of e-business infrastructure software. From 1997 to 1998 he was a director, and subsequently President and Chief Executive Officer of

WebLogic, Inc., a Java-based application server company, which was merged with BEA Systems, Inc., an enterprise application and service infrastructure software company, in 1998. Previously he was the President and CEO of Lockheed Martin Corporation’s Commercial Software Business Unit, Formtek, from 1990 to 1997 (Formtek was subsequently acquired in 2002 by a group of investors led by DFI International, Resource Ventures and SwannStreet Ventures). At Formtek, Mr. Kutay served in various roles, including its President and Chief Executive Officer, from 1985 until 1989.

Class III Directors Continuing in Office Until the 2010 Annual Meeting

Sally Narodick, 62, has served as a member of the Board of Directors of the Company and as chair of the Company’s Corporate Governance and Nominating Committee and a member of the Compensation Committee since the Company’s inception in March 2004. She served as Lead Director of Click2learn, Inc. from December 2002 to March 2004 and as a director from May 1999 to March 2004. From September 2000 to March 2001, she worked with Click2learn’s management team advising on mergers and acquisitions, in addition to working with other non-competitive e-Learning companies. From October 1998 to September 2000, she was President and CEO of Apex Learning Inc., which provides e-Learning courses to high school students. From December 1996 through October 1998, she was an educational technology consultant working primarily for the Consumer Software Division of International Business Machines Corp., an information technology company. Prior to that, she was Chair and CEO of Edmark Corporation, a publicly held educational software company, from 1989 until June 1996. Ms. Narodick is a director of Penford Corporation, a provider of specialty natural ingredient systems for various applications; Puget Energy, a publicly held gas and electric utility, where she chairs the Audit Committee; and Cray Inc., a global supercomputer leader, where she is also a member of the company’s Audit Committee.

Kevin Oakes, 44, has served as a member of the Board of Directors of the Company since the Company’s inception in March 2004 and as President of the Company from March 2004 until May 2006. He previously served as a director of Click2learn from September 1997, and its Chief Executive Officer from January 2000 and Chair of the Board from May 2001 until March 2004. Mr. Oakes had been President of Click2learn since joining the company in September 1997. Prior to that time, Mr. Oakes was the President of each of Oakes Interactive, a custom content development company, Acorn Associates, an e-Learning consulting firm and TopShelf Multimedia, a reseller of e-Learning titles which he founded in March 1993, January 1996 and March 1997, respectively, and each of which Click2learn acquired in September 1997. Prior to 1993, Mr. Oakes held positions at The Minnesota Mutual Life Insurance Company, an insurance company, and Fidelity Investments, a mutual fund company. Mr. Oakes was also chairman of the Board of Directors of the American Society of Training and Development (“ASTD”) for 2006, and is currently the CEO of the Institute for Corporate Productivity.

Executive Officers

Sanjay Dholakia, 38, has served as Senior Vice President and General Manager, Learning and Talent Management Business Unit of the Company since October 2007, as Senior Vice President, Corporate and Business Development of the Company from April 2006 until October 2007 and as Senior Vice President of Marketing and Alliances for the Company from the Company’s inception in March 2004 until April 2006. He served as Vice President of Marketing and Business Development of Docent from February 2002 until March 2004. Mr. Dholakia joined Docent in February 2001 as Director of Corporate Business. From April to December 2000, he served as Director of Business Development and acting COO for a portfolio company within Walker Digital, a business incubation and intellectual property firm. From 1997 to 2000, Mr. Dholakia served as an Engagement Manager at McKinsey & Company, a management consulting firm. From 1991 to 1995, he served as a Senior Consultant at Andersen Consulting, a management and technology services organization.

Neil J. Laird, 55, has served as Chief Financial Officer of the Company since the Company’s inception in March 2004. He served as Senior Vice President and Chief Financial Officer of Docent from August 2002 until March 2004. He currently serves on the Board of Directors of Biolase Technology, Inc., a medical technology company. From April until June 2002, Mr. Laird was Chief Financial Officer of Novasonics, Inc., a privately held medical products company. From 1999 to 2001, Mr. Laird was Senior Vice President and Chief Financial Officer of ADAC Laboratories. From 1998 to 1999, Mr. Laird held various executive positions at Coherent Medical Group, a medical laser company. From 1997 to 1998, Mr. Laird was an independent consultant. From 1980 to 1997, Mr. Laird held various executive and managerial financial positions, including Vice President-Corporate Controller, at Measurex Corporation, a computer company.

Erika Rottenberg, 45, has served as Senior Vice President, General Counsel and Secretary of the Company since the Company’s inception in March 2004. Prior to joining the Company, Ms. Rottenberg held various positions at Creative Labs, Inc., a wholly-owned subsidiary of Creative Technology Ltd., a digital entertainment and computer peripheral company, including serving as Vice President, Strategic Development and General Counsel. From 1992 to 1996, Ms. Rottenberg was associated with the law firm of Cooley Godward in its Silicon Valley offices, where she practiced corporate and employment law for technology companies.

Ray Villareal, 48, has served as Senior Vice President, Field Operations of the Company since November 2007. From May 2006 through October 2007, Mr. Villareal worked as a consultant for several technology companies, including the Company. From November 2004 until April 2006, Mr. Villareal was vice president of field operations and marketing at WebEx Communications. Prior to that, Mr. Villareal was CEO of Omniva Policy Systems from November 2002 to August 2004, a provider of secure messaging and policy solutions that was acquired by Liquid Machines. From February 2001 to August 2002, Mr. Villareal was CEO of HelloBrain, a supply chain collaboration solution provider. Mr. Villareal has also held several executive positions at Compaq from 1997 through 2001, serving as vice president and general manager for key business units. His roles included responsibility for building global partnerships with the company’s key strategic customers and partners, and managing the worldwide solution strategy and marketing programs for all enterprise products and services. Prior to this, Mr. Villareal led the Enterprise Business Segment for Compaq in North America and came to Compaq through its acquisition of Tandem Computers where he held senior management and executive roles in field management, product business unit leadership and marketing.

PROPOSAL 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has selected BDO Seidman, LLP as its independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements for fiscal 2008, and the stockholders are being asked to ratify such selection. Representatives of BDO Seidman, LLP will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions. In the event stockholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee pre-approves all audit and non-audit services provided by BDO Seidman, LLP, the Company’s independent registered public accounting firm. This policy is set forth in the Charter of the Audit Committee which is posted under the “Our Company — Investor Relations — Corporate Governance” section of the Company’s web site at: www.sumtotalsystems.com.

THE AUDIT COMMITTEE OF THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE
RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2008

PROPOSAL 3
AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

The Board of Directors of the Company approved the adoption of the SumTotal Systems, Inc. 2004 Equity Incentive Plan (the “2004 Plan”) on March 19, 2004. In connection with the merger of Click2learn and Docent into wholly owned subsidiaries of the Company in 2004, the stockholders of Docent and Click2learn approved the adoption of the 2004 Plan on March 18, 2004.

As of April 1, 2008, a total of 1,223,182 shares of the Company’s Common Stock were available for grant under the 2004 Plan. The Board believes it is important to the continued success of the Company that the Company has available an adequate reserve of shares under the 2004 Plan for use in attracting, motivating and retaining qualified employees. Stockholders are being asked to approve an amendment to the 2004 Plan to increase the number of shares of the Company’s Common Stock reserved for issuance under the 2004 Plan by 2,000,000 shares, from an aggregate maximum of 4,500,000 shares, plus the number of shares that would otherwise have returned to the Click2learn, Inc. 1998 Equity Incentive Plan, the Docent, Inc. 2000 Omnibus Equity Incentive Plan or the Docent, Inc. 1997 Stock Option Plan (“Prior Plans”) as a result of termination or cancellation of options assumed by the Company under the Prior Plans in connection with the merger of Click2learn and Docent into wholly owned subsidiaries of the Company in 2004 (the “Pourover Shares”), to 6,500,000, plus any Pourover Shares.

Background for the Amendment

The Company, as of April 1, 2008, had 1,223,182 shares remaining available for grant under the 2004 Plan. The Company anticipates needing to grant equity awards to attract, motivate and retain qualified employees in order to meet its goals. To do this the Company will need to recruit new talent and retain its current employees with offers of competitive equity compensation. Without additional shares in the 2004 Plan, the Company will be challenged in its employee recruitment and retention efforts. With additional shares in the 2004 Plan as a result of this amendment, the Company will be in a stronger position to recruit and retain those employees who are central to the Company’s success.

The Board believes that the proposed amendment to the 2004 Plan is in the best interests of the Company because of the Company’s continuing need to provide stock options and other forms of equity compensation to attract and retain quality employees. The current hiring environment is more competitive than in the recent past. Having additional stock options and other forms of equity compensation available to grant under the 2004 Plan will enable the Company to recruit the top talent necessary to enable the Company to achieve continued success in the conduct of the Company’s business.

The Company will continue to monitor changes in the marketplace relating to equity compensation and respond appropriately. The Company has periodically revised its option grant guidelines in response to evolving market practices and will continue to be vigilant in this regard so that in its efforts to provide competitive equity compensation the Company matches prevailing market standards.

Approval of the proposed amendment to the 2004 Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting. The Company’s executive officers and directors will be eligible to receive awards under the 2004 Plan and therefore have an interest in this Proposal.

For further information, below is a summary of the principal provisions of the 2004 Plan, assuming approval of the above amendment. This summary is qualified in its entirety by reference to the full text of the amended and restated 2004 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

2004 Equity Incentive Plan

Background. The Board adopted the 2004 Plan on March 19, 2004, which was amended and restated in June 2006, to enable the Company to provide equity incentives to attract and retain the services of quality individuals, remain competitive in the industry and align the interests of the individuals eligible to participate in the 2004 Plan with those of the stockholders. In connection with the merger of Click2learn, Inc. and Docent, Inc. into two wholly-owned subsidiaries of the Company in 2004, the stockholders of Docent and Click2learn approved the adoption of the 2004 Plan at a special meeting of stockholders on March 18, 2004.

The 2004 Plan provides for the grant of the following type of incentive awards, which are referred to individually as an “award”:

•	stock options (with or without stock appreciation rights);

•	stock appreciation rights;

•	stock awards, restricted stock and stock units; and

•	performance units and performance shares;

Available Shares.  The proposed amendment will increase the number of shares of Common Stock reserved for issuance under the 2004 Plan by 2,000,000 shares. As of April 1, 2008, a total of 1,223,182 shares were available for issuance under the 2004 Plan. If an award is settled in cash or is cancelled, terminates, expires or lapses for any reason (with the exception of the termination of a stock appreciation right in connection with the exercise of a related option, or the termination of an option in connection with the exercise of a related stock appreciation right), shares subject to such award will again be available for issuance under the 2004 Plan. Shares that are tendered by a participant or retained by the Company as payment for the purchase price of an award or to satisfy tax withholding obligations will also become available for future issuance under the 2004 Plan. The maximum number of shares of Common Stock as to which awards may be granted under the 2004 Plan is 6,500,000 shares (assuming approval of the above amendment), plus the number of Pourover Shares from the Prior Plans. As of April 1, 2008, (1) the number of Pourover Shares that had become available for grant under the 2004 Plan was 2,245,847 and (2) the number of additional shares that may become available under the 2004 Plan as a result of future termination or cancellation of options assumed by the Company in connection with the merger of Click2learn and Docent into wholly-owned subsidiaries of the Company was 1,611,651.

Administration.  The Board, or a Committee appointed by the Board (the “Committee”), administers the 2004 Plan. The Compensation Committee of the Board currently serves as the Committee administering the 2004 Plan. The Compensation Committee currently consists of John Coné, Ali Kutay, Sally Narodick and Vijay Vashee, each of whom are “non-employee directors” as that term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to the terms of the 2004 Plan, the Committee has the flexibility to design awards under the 2004 Plan. The Committee determines the persons who are to receive awards, the number of shares subject to each such award, and the terms, types and conditions of such awards. The Committee may interpret any of the provisions of the 2004 Plan or any awards granted thereunder, and establish, amend and rescind any rules relating to the 2004 Plan subject to the conditions and limitations of the 2004 Plan. The Committee may delegate to a committee of one or more directors the ability to grants awards and take other actions with respect to participants who are not directors or executive officers of the Company. The Committee may also delegate to one or more officers of the Company the authority to grant awards to designated classes of employees or consultants, other than executive officers of the Company.

In determining whether an award should be made, and/or the vesting schedule for any such award, the Committee may impose whatever conditions to vesting that it determines appropriate. For example, the Committee may decide to grant an award only if the participant satisfies performance goals established by the Committee. The Committee may set performance periods and performance goals that differ from participant to participant. The Committee may choose performance goals based on either company-wide or business unit results, as deemed appropriate in light of the participant’s specific responsibilities.

Section 162(m) Eligibility.  Awards under the 2004 Plan may qualify as “performance based compensation” under Section 162(m) of the Code if the requirements of Section 162(m) are met. For purposes of qualifying awards as “performance-based compensation” under Section 162(m), the Committee may (but is not required to) specify performance goals for the entire Company and/or one of the Company’s business units. Performance goals may be based on one or more business criteria including, but not limited to: net income, earnings per share, return on equity, or other financial or performance-related measures set forth in the 2004 Plan. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by reference to comparison companies or indices.

After the end of each performance period, a determination will be made pursuant to Section 162(m) as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by the level of actual performance.

Eligibility and Grant Limits.  Employees, non-employee directors, independent contractors and consultants of the Company and certain of its subsidiaries and affiliates whom the Board deems to have potential to contribute to the future success of the Company (the “participants”) are eligible to receive awards under the 2004 Plan.

The maximum number of shares of Common Stock that may be issued under awards other than options and stock appreciation rights is 1,200,000. If any award other than options and stock appreciation rights is settled in cash, expires or is terminated, the shares subject to the award will not be counted against this limit.

No participant will be granted options covering more than 500,000 shares during any fiscal year, except an employee may be granted options to purchase up to an additional 1,000,000 shares in connection with his or her initial service as an employee. No participant will be granted stock appreciation rights covering more than 500,000 shares during any fiscal year, except an employee may be granted stock appreciation rights to purchase up to an additional 1,000,000 shares in connection with his or her initial service as an employee. No participant will be granted stock awards, restricted stock or stock units covering more than 200,000 shares during any fiscal year, except an employee may be granted stock awards, restricted stock or stock units to purchase up to an additional 400,000 shares in connection with his or her initial service as an employee. No participant will be granted performance units having an initial value greater than $1,000,000 during any fiscal year, and no participant will receive more than 200,000 performance shares during any fiscal year, except an employee may be granted up to an additional 400,000 performance shares in connection with his/her initial service as an employee. These limits are subject to adjustment by the Committee as provided in the 2004 Plan for dividends, stock splits, recapitalizations and other similar transactions or events.

As of April 1, 2008, approximately 830 employees and non-employee directors were eligible to receive awards under the 2004 Plan.

Discretionary Stock Option Awards.  The 2004 Plan permits the granting of options that are intended to qualify either as Incentive Stock Options (“ISOs”) or Nonqualified Stock Options (“NQSOs”). ISOs may only be granted to employees of the Company.

The exercise price for each option must be equal to or greater than the fair market value of a share of Common Stock at the time such option is granted. In the case of a 10% or greater stockholder, the exercise price of an ISO must be equal to or greater than 110% of the fair market value. The Committee will determine when each option becomes exercisable within the times and upon the events or achievement of certain performance criteria, if any, as set forth in the option agreement. The term of an option may not exceed ten years. The term of an ISO granted to any participant who owns 10% or more of the voting power of all classes of the Company’s outstanding capital stock may not exceed five years.

The 2004 Plan provides for the payment of the exercise price of options by any of the following means, subject to the provisions of the option agreement: (1) in cash; (2) by tendering previously acquired shares of the Company; (3) broker assisted cashless exercises if permitted by applicable law; or (4) by any other means approved by the Committee in its sole discretion.

Stock Awards, Restricted Stock and Stock Units.  The Committee may grant participants stock awards, restricted stock, and stock units to purchase stock either in addition to, or in tandem with, other awards under the 2004 Plan, on such terms, conditions and restrictions as the Committee may determine. As of April 1, 2008, the Committee had granted a total of 303,500 shares of restricted stock and 170,000 restricted stock units under the 2004 Plan.

Stock Appreciation Rights.  A stock appreciation right is the right to receive the appreciation in fair market value of the Company’s Common Stock between the exercise date and the date of grant if the vesting terms and conditions determined by the Committee are satisfied. The Committee will determine the terms and conditions of stock appreciation rights. The Committee may choose to grant stock appreciation rights in “tandem” with the grant of stock options, such that the exercise of either the stock option or the stock appreciation right would cancel the other. No stock appreciation right may be exercised more than ten years from the date of grant. The Company may pay the appreciation in either cash or shares of Common Stock or a combination of both. As of April 1, 2008, no stock appreciation rights had been granted by the Company.

Performance Units and Performance Shares.  The 2004 Plan authorizes the Committee to grant performance shares or performance units which generally result in a payment to a participant only if the performance goals established by the Committee are achieved or the awards otherwise vest. The Committee may establish organizational or individual performance goals in its discretion, which, depending on their achievement, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Performance units will have an initial value that is established by the Committee on or prior to their grant date. Performance shares will have an initial value equal to the fair market value of a share of Common Stock on the grant date. As of April 1, 2008, the Company had granted one performance and time based restricted stock unit award for up to a maximum of 66,500 restricted stock units.

Mergers, Consolidations, Change of Control

In the event of a “Change in Control” of the Company as defined in the 2004 Plan, the impact of such transaction on outstanding awards under the 2004 Plan will be specified in the agreement relating to the transaction, subject to the limitations and restrictions set forth in the 2004 Plan described below.

Stock Options, Stock Appreciation Rights and Stock Units.  In the event of a Change in Control, each outstanding stock option, stock appreciation right and stock unit will be (1) assumed or an equivalent option, right or unit substituted by the successor corporation or a parent or subsidiary of the successor corporation; or, (2) replaced with a cash incentive program of the successor corporation or a parent or subsidiary of the successor corporation that preserves the difference between the fair market value of the shares covered by the awards on the date of the Change in Control and the exercise price and provides for subsequent payout in accordance with the same vesting schedule under the prior awards. If the successor corporation or a parent or subsidiary of the successor corporation refuses to assume or provide a substitute for the awards, then awards will become fully vested and exercisable or payable, as applicable.

Restricted Stock.  In the event of a Change in Control, any Company repurchase or reacquisition right with respect to restricted stock will be assigned to the successor corporation. If the successor corporation does not accept the assignment, the restricted stock will become fully vested immediately prior to the Change in Control.

Performance Shares and Performance Units.  In the event of a Change in Control, the Committee or the Board, in its discretion, may provide for any one or more of the following with respect to the performance shares and units: (1) the assumption of all of the outstanding performance shares or units by the successor corporation or a parent or subsidiary of the successor corporation, (2) the termination of any outstanding performance shares or units immediately prior to the Change in Control, or (3) with respect to a Change in Control that occurs prior to a participant’s termination of service, 100% vesting of any outstanding performance share or unit will be deemed to be earned and will be immediately payable to the participant, or, in cases where a participant has received a target award of performance units or shares, 100% of the target amount will vest. In the event any outstanding performance shares and units are assumed, the successor corporation will have the ability to reasonably and equitably adjust the performance goals.

Substitution or Assumption of Other Awards with Awards Granted Under the 2004 Plan.  The 2004 Plan provides that in the event of an acquisition by the Company, the Company may grant awards under the 2004 Plan in substitution for, or to effect assumption of, awards granted by the acquired company. The exercise price and shares covered by the target will be reflected in the new award after adjustment pursuant to the Code.

Transferability

No awards granted under the 2004 Plan are transferable, other than by will or the laws of descent and distribution, or to the extent otherwise determined by the Committee.

Amendment and Termination

The Board or Committee may amend the 2004 Plan or any form of award agreement at any time, except stockholder approval is required to the extent required by applicable law, regulation or stock exchange rule. The Committee may not reduce the exercise price of outstanding options or stock appreciation rights under the 2004 Plan or otherwise reprice or exchange options pursuant to an option exchange program, or issue new awards in exchange for the surrender and cancellation of any, or all, outstanding awards without stockholder approval.

The 2004 Plan may be terminated at any time by the Board or Committee, except with respect to any outstanding awards.

Term of the 2004 Plan

The Board adopted the 2004 Plan on March 19, 2004. The 2004 Plan remains in effect until 10 years from the date of the Board’s approval, which date is currently March 19, 2014.

Participation Plan Benefits

Awards Granted to Certain Individuals and Groups.  The number of options, performance shares or other awards (if any) that an employee may receive under the 2004 Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth the total number of shares of common stock subject to options, restricted stock and restricted stock units granted under the 2004 Plan to the listed persons and groups during fiscal year 2007, the average per share exercise price of the options and the fair market value of restricted stock.

Name	Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh) (1)	Shares of Restricted Stock	Fair Market Value of Restricted Stock	Restricted Stock Units
Donald Fowler	160,000	$7.01
CEO

Neil Laird	80,000	$7.07
CFO

Erika Rottenberg	60,000	$7.07
SVP, General Counsel and Secretary

Sanjay Dholakia	60,000	$7.07
SVP & GM, Learning and Talent Management Business Unit

Ray Villareal	125,000	$5.03	28,500	$5.03	66,500	(2)
SVP, Field Operations

David Crussell	90,000	$7.07
Former COO

All executives as Group	575,000	$6.61	28,500	$5.03	66,500	(2)

All directors who are not executives	60,000	$7.86

All employees who are not executives	815,730	$7.15

(1)	Based on fair market value at time of grant.

(2)	Represents maximum number of restricted stock units that may be granted. Actual number, if any, dependent upon Company’s financial performance in fiscal 2008.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2004 Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.  No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A of the Code and the Treasury regulations promulgated thereunder (“Section 409A”), however, nonqualified stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such awards and may be subject to an additional 20% tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions. We strongly encourage recipients of such awards to consult their tax, financial, or other advisor regarding the tax treatment of such awards.

Incentive Stock Options.  No taxable income is reportable when an ISO is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.  A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Tax Effect for the Company.  The Company generally will be entitled to a tax deduction in connection with an award under the 2004 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2004 Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 2004 Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2004 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Required Vote and Board of Directors Recommendation

The affirmative vote of the majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the proposed amendment to the 2004 Plan set forth in Proposal 3. Should stockholder approval not be obtained, the proposed amendment to the 2004 Plan will not be implemented and no awards will be granted on the basis of such amendment. However, the 2004 Plan will remain in effect, and awards may continue to be made pursuant to the provisions of the 2004 Plan until the share reserve is depleted.

Awards such as those provided under the 2004 Plan constitute an important incentive for key employees of the Company and help the Company to attract, retain and motivate people whose skills and performance are critical to the Company’s success. The Company’s employees are its most valuable asset. The Company strongly believes that the proposed amendment to the 2004 Plan is essential for the Company to compete for talent in the highly competitive labor markets in which it operates.

THE BOARD UNANIMOUSLY APPROVED, PENDING STOCKHOLDER APPROVAL,
THE PROPOSED AMENDMENT TO THE 2004 PLAN TO INCREASE THE SHARE
RESERVE ON FEBRUARY 21, 2008. THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF THE PROPOSED AMENDMENT.

PROPOSAL 4
APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

The stockholders are being asked to approve an amended and restated employee stock purchase plan (the “Purchase Plan”). The Company had previously assumed the 1999 Employee Stock Purchase Plan (the “Predecessor Plan”) in connection with the effectiveness of the transactions under the Agreement and Plan of Merger among Docent, Inc., Click2learn, Inc., the Company, and certain other parties, dated October 20, 2003, as amended. On February 21, 2008, the Company amended and restated the Predecessor Plan, which was scheduled to terminate in early 2009, and the amended and restated Predecessor Plan is now referred to as the Purchase Plan. The Board has determined that it is still in the best interests of the Company and its stockholders to have an employee stock purchase plan and is asking the Company’s stockholders to approve the Purchase Plan.

Changes Being Made to the Purchase Plan

The following is a summary of some of the proposed changes being made to the Purchase Plan:

•	A total of 1,350,000 shares of the Company’s Common Stock are reserved for issuance under the Purchase Plan;

•	Removal of the provision in the Predecessor Plan that allowed for an annual automatic increase in the number of shares reserved for issuance;

•	Offering periods under the Purchase Plan will have a duration of six months commencing on February 15th and August 15th of each year and ending on August 14th and February 14th of each year (provided that the offering period that began on February 1, 2008 under the Predecessor Plan will end on July 31, 2008, and the first offering period under the Purchase Plan will commence on August 1, 2008 and end on February 14, 2009); and

•	The term of the Purchase Plan will be extended for a new ten-year term through February 21, 2018.

Summary of the Purchase Plan

The following is a summary of the principal features of the Purchase Plan and its operation. The summary is qualified in its entirety by reference to the Purchase Plan as set forth in Appendix B.

General

The Purchase Plan was adopted by the Board in February 21, 2008, subject to stockholder approval at the Annual Meeting. The purpose of the Purchase Plan is to provide eligible employees with an opportunity to purchase shares of the Company’s Common Stock through payroll deductions, to enhance the employees’ sense of participation in the Company and its participating subsidiaries, and to provide an incentive for continued employment.

Shares Available for Issuance

If our stockholders approve this proposal, a total of 1,350,000 shares of the Company’s Common Stock will be reserved for issuance under the Purchase Plan.

Administration

The Purchase Plan will be administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of the Purchase Plan, all questions of interpretation or application of the Purchase Plan are determined by the Committee and its decisions are final and binding upon all participants.

Eligibility

Each of the Company’s (or the Company’s participating subsidiaries) employees (other than certain independent contractors reclassified as common law employees) who are employed by the Company or a participating subsidiary ten days before the beginning of the applicable offering period and whose customary employment with the Company or one of the Company’s participating subsidiaries is at least twenty hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan; except that no employee will be eligible to participate in the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% or more of the total combined voting power of all classes of the Company’s capital stock or the capital stock of one of the Company’s designated subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares on the offering date) for each calendar year.

Offering Period

Unless otherwise determined by the Committee, each offering period under the Purchase Plan will have a duration of six months, commencing on February 15 of each year and terminating on August 14, six months later, and commencing on August 15 of each year and terminating on February 14, six months later; provided, however, that the offering period that began on February 1, 2008 under the Predecessor Plan shall end on July 31, 2008 and the first offering period under the Purchase Plan will commence on August 1, 2008 and end on February 14, 2009. Each offering period will consist of one purchase period during which payroll deductions of the participants are accumulated under the Purchase Plan.

Eligible employees may participate in the Purchase Plan by delivering a subscription agreement in a form designated by the Company no later than five days before the first business day of each offering period (the “offering date”) (unless a later date is authorized by the Committee) authorizing payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of a participant’s compensation during the offering period. Once an employee becomes a participant in the Purchase Plan, the employee automatically will participate in each successive offering period until the employee withdraws from the Purchase Plan or the employee’s employment with the Company or one of the Company’s participating subsidiaries terminates. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of the Company’s Common Stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised on the last business day of each purchase period to the extent of the payroll deductions accumulated during such purchase period.

Purchase Price

The purchase price will be determined by the Committee prior to an offering date for all options to be granted on such offering date, subject to compliance with the Internal Revenue Code of 1986, (the “Code”) and the terms of the Purchase Pan. Unless and until the Committee determines otherwise, shares of the Company’s Common Stock may be purchased under the Purchase Plan at a purchase price not less than 85% of the lesser of the fair market value of the Common Stock on (i) the offering date, or (ii) the last business day of the purchase period (the “purchase date”). The fair market value of the Company’s Common Stock on any relevant date will be the closing price per share as reported on any established stock exchange or a national market system, or the average of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal. In the absence of an established market for the Company’s Common Stock, the fair market value will be determined by the Board.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions made during each offering period. The number of shares of the Company’s Common Stock that a participant may purchase in each purchase period will be determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that purchase period by the purchase price; provided, however, that no more than 200% of the number of shares that could have been purchased at a purchase price of 85% of the fair market value of a share of the Company’s Common Stock on the offering date may be purchased by a participant on any single purchase date. No later than thirty days prior to the commencement of any offering period, the Committee may set a maximum number of shares that may be purchased by any participant on any single purchase date (the “Maximum Share Amount”). Unless otherwise determined by the Committee, there will be no Maximum Share Amount. If a Maximum Share Amount is set, it will continue to apply to all succeeding purchase dates and offering periods unless revised by the Committee.

All payroll deductions made for a participant are credited to the participant’s account under the Purchase Plan, are withheld in whole percentages only and are included with the Company’s general funds. Funds received by the Company pursuant to exercises under the Purchase Plan are used for general corporate purposes. A participant may not make any additional payments into his or her account.

Withdrawal

A participant may withdraw from an offering period at any time at least fifteen days prior to the end of an offering period by delivering a written notice to the Company on a form provided by the Company for such purpose. A participant’s withdrawal from the Purchase Plan will not affect his or her eligibility to participate in future offering periods. Once a participant withdraws from a particular offering period, however, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new subscription agreement to the Company.

Termination of Employment

Upon termination of a participant’s employment for any reason, including retirement, death or the failure of the participant to remain an eligible employee of the Company or a participating subsidiary, his or her participation in the Purchase Plan will immediately terminate and the payroll deductions credited to the participant’s account will be returned to him or her and such participant’s option will automatically terminate.

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control

Changes in Capitalization.  The number of shares covered by each option under the Purchase Plan which have not yet been exercised, the number of shares reserved for issuance under the Purchase Plan, and the price per share of the Company’s Common Stock covered by each unexercised option will be proportionately adjusted by the Committee for any increase or decrease in the number of issued and outstanding shares of the Company resulting from a stock split or the payment of a stock dividend on the Company Common Stock, or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company.

Dissolution or Liquidation.  In the event of the Company’s proposed dissolution or liquidation, the offering period will terminate immediately prior to such action, unless otherwise provided by the Committee. The Committee may, in its sole discretion, declare that the Purchase Plan will terminate as of a date fixed by the Committee and give each participant the right to purchase shares under the Purchase Plan prior to such termination.

Change in Control.  In the event of a merger or other acquisition or sale (as provided in the Purchase Plan), each outstanding option under the Purchase Plan will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the offering period will be shortened by setting a new exercise date and will end on the new exercise date. The new exercise date will be prior to the proposed merger or other acquisition or sale. The Committee will notify each participant in writing at least ten business days prior to the new exercise date that the purchase date for the participant’s option has been changed to the new exercise date and that the participant’s option will be exercised automatically on the new exercise date unless the participant withdraws from the Purchase Plan prior to such date.

Amendment and Termination of the Purchase Plan

The Board may at any time amend, terminate or extend the Purchase Plan. Generally, no such termination can adversely affect options previously granted and stockholder approval will be sought for certain changes as required by applicable law.

The Purchase Plan will continue until the earlier to occur of (i) the termination of the Purchase Plan by the Board, (ii) the issuance of all of the shares reserved for issuance under the Purchase Plan, or (iii) February 21, 2018 (the date which is ten years from the adoption of the Purchase Plan by the Board.

Participation Plan Benefits

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. No purchases have been made under the Purchase Plan since its adoption by the Board. For illustrative purposes, the following table sets forth (i) the number of shares of our Common Stock that were purchased during the last fiscal year under the Predecessor Plan, (ii) the average price per share paid for such shares, and (iii) the fair market value at the date of purchase.

Name	Number of Shares Purchased (#)	Average Purchase Price ($/Sh)	Fair Market Value at Date of Purchase ($/Sh)
Donald Fowler	—
CEO

Neil Laird	—
CFO

Erika Rottenberg	882	$5.61	$7.32
SVP, General Counsel and Secretary

Sanjay Dholakia	—
SVP & GM, Learning and Talent Management Business Unit

Ray Villareal	—
SVP, Field Operations

David Crussell	—
Former COO

All executives as Group	882	$5.61	$7.32

All directors who are not executives	NA

All employees who are not executives	149,312	$5.78	$7.41

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Required Vote and Board of Directors Recommendation

Approval of the Purchase Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting. As of the date of stockholder approval of the Purchase Plan, no rights to purchase shares of Common Stock have been granted pursuant to the Purchase Plan. The Company’s executive officers will be eligible to receive awards under the Purchase Plan and therefore have an interest in this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE
ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN AND THE NUMBER OF SHARES
RESERVED FOR ISSUANCE THEREUNDER.

CORPORATE GOVERNANCE

Board Committees and Meetings

During the fiscal year ended December 31, 2007, the Board of Directors held seven meetings and met regularly in executive session without management. At the end of 2007, the Board conducted its self-assessment of the Board as a whole and, in addition, it also conducts an assessment of those individual directors whose terms are expiring. The Board has determined that Messrs. Acosta, Coné, Kutay and Vashee and Ms. Narodick are each independent directors under the listing standards of the Nasdaq Stock Market. The Board maintains an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The membership and function of these committees are described below. Each committee operates under a written charter that has been approved by the Board and has the authority to retain outside advisors to assist it in carrying out its duties. The charters for each of the above committees, the Company’s Business Practices Policy, Code of Ethics and Reporting Hotline Policy which includes information concerning direct communication with the Chair of the Audit Committee, are posted under the “Our Company — Investor Relations — Corporate Governance” section of the Company’s web site at: www.sumtotalsystems.com. Any amendment to, or waiver from, a provision of the Company’s Code of Ethics will be posted on the Company’s web site, at the address specified above.

During the fiscal year ended December 31, 2007, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively. It is the Company’s policy to strongly encourage all directors to attend the Company’s Annual Meeting and six of the Board’s seven directors attended our 2007 annual meeting of stockholders.

Audit Committee

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements and meets each quarter with the Company’s independent auditors, BDO Seidman, LLP, and management to review the Company’s interim financial results before the publication of the Company’s quarterly earnings press releases. The Audit Committee also assists the Board in its oversight of (1) the Company’s financial statements, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s independent auditors, and (4) compliance with the Company’s code of ethics for senior financial officers and procedures for the submission and treatment of complaints or concerns regarding financial matters. The Audit Committee, which during the fiscal year ended December 31, 2007 was composed of Messrs. Acosta, Kutay and Vashee, held nine meetings during the Company’s fiscal year ended December 31, 2007. Mr. Acosta served as Chair of the Audit Committee. The Board of Directors has determined that Mr. Acosta is an Audit Committee financial expert (as currently defined under applicable Securities and Exchange Commission, or “SEC” rules). The Board has determined that all members of the Audit Committee are independent (as currently defined under the listing standards of the Nasdaq Stock Market).

Compensation Committee

The Compensation Committee discharges the responsibilities of the Board relating to (1) compensation of the Company’s executive officers and directors, (2) establishing performance goals for and reviewing the performance of the Company’s Chief Executive Officer and (3) administration of the Company’s equity incentive plans. The Compensation Committee has overall responsibility for approving and evaluating executive officer compensation plans, policies and programs of the Company. During the fiscal year ended December 31, 2007, the Compensation Committee was composed of Messrs. Coné, Kutay and Vashee and Ms. Narodick. The Compensation Committee held three meetings during the Company’s fiscal year ended December 31, 2007, plus one joint meeting with the Corporate Governance and Nominating Committee. Mr. Coné served as Chair of the Compensation Committee. The Board has determined that all members of the Compensation Committee are independent (as currently defined under the listing standards of the Nasdaq Stock Market). The Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist it, and during 2007 the Compensation Committee engaged Radford Surveys + Consulting, an independent compensation consultant, to provide competitive data regarding executive and director compensation. In addition, subject to aggregate limits on the number of shares subject to grants and conformance with grant guidelines for employees, the Compensation Committee has delegated the authority to grant stock options to non-executive employees to a committee consisting of the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. In 2007, certain executives of the Company attended meetings of the Compensation Committee as needed. For compensation decisions relating to executive officers (other than our Chief Executive Officer), the Compensation Committee typically considers the recommendations of our Chief Executive Officer. No officer of the Company was present during discussions or deliberations regarding that officer’s own compensation. Additionally, the Compensation Committee regularly met in executive session to discuss various matters and formulate certain final decisions, including those regarding the performance and compensation of the Chief Executive Officer.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (1) develops, updates as necessary and recommends to the Board corporate governance principles and policies applicable to the Company, (2) monitors compliance with such principles and policies, (3) identifies individuals qualified to become members of the Board and (4) approves and recommends to the Board director candidates. During the fiscal year ended December 31, 2007, the Corporate Governance and Nominating Committee was composed of Messrs. Coné and Kutay and Ms. Narodick. Ms. Narodick served as Chair of the Corporate Governance and Nominating Committee and the Corporate Governance and Nominating Committee held three regularly scheduled meeting and numerous ad hoc meetings during the Company’s fiscal year ended December 31, 2007. In addition, the Corporate Governance and Nominating Committee held one joint meeting with the Compensation Committee. The Board has determined that all members of the Corporate Governance and Nominating Committee are independent (as currently defined under the listing standards of the Nasdaq Stock Market).

The charter of the Corporate Governance and Nominating Committee requires the Committee to develop and periodically review and recommend to the Board appropriate revisions to the director selection guidelines. The following guidelines have been adopted by the Board upon the recommendation of the Corporate Governance and Nominating Committee: when considering potential director candidates for nomination or election, directors should consider the following qualifications, among others, of each director candidate: (1) high standard of personal and professional ethics, integrity and values; (2) training, experience and ability at making and overseeing policy in business, government and/or education sectors; (3) willingness and ability to keep an open mind when considering matters affecting interests of the Company and its constituents; (4) willingness and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to Board and committee membership; (5) willingness and ability to serve on the Board for multiple terms, if nominated and elected, to enable development of a deeper understanding of the Company’s business affairs; (6) willingness not to engage in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to the Company and its constituents; and (7) willingness to act in the best interests of the Company and its constituents, and objectively assess Board, committee and management performance. The Board believes that its effectiveness depends on the overall mix of the skills and characteristics of its directors. Accordingly, the following factors, among others, relating to overall Board composition should be considered when determining Board needs and evaluating director candidates to fill such needs: (1) independence; (2) diversity (e.g. age, geography, professional, other); (3) professional experience; (4) industry knowledge (e.g. relevant industry or trade association participation); (5) skills and expertise (e.g. accounting or financial); (6) leadership qualities; (7) public company board and committee experience; (8) non-business-related activities and experience (e.g. academic, civic, public interest); (9) Board continuity (including succession planning); (10) Board size; (11) number and types of committees, and committee sizes; and (12) legal and Nasdaq Stock Market requirements and recommendations, and other corporate governance-related guidance regarding Board and committee composition (including matters such as financial literacy or financial expertise).

It is the policy of the Corporate Governance and Nominating Committee of the Board of Directors to consider both recommendations and nominations for candidates to the Board of Directors from stockholders. A stockholder who desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in writing to the Company’s Secretary, 1808 N. Shoreline Boulevard, Mountain View, California 94043, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock. A stockholder who instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 5 of the Company’s Amended and Restated Bylaws which are filed with the SEC and as described above under “Stockholder Proposals.” To be in proper form, a stockholder’s notice to the Company Secretary shall set forth: the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated; a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and the consent of each nominee to serve as director of the Company if so elected.

Stockholder Communications with the Board

Stockholders may contact any or all of the Company’s directors by writing to them by mail or express mail c/o the Secretary, SumTotal Systems, Inc., 1808 N. Shoreline Blvd., Mountain View, CA 94043. Employees and others who wish to contact a member of the Audit Committee to report questionable accounting or auditing matters may report such concerns on an anonymous basis, as set forth in the Company’s Reporting Hotline Policy, Receipt, Treatment and Retention of Concerns to the SumTotal Systems, Inc. Board of Directors’ Audit Committee Members or Executive Staff, which is posted on the Company’s web site at www.sumtotalsystems.com under “Our Company — Investor Relations — Corporate Governance.”

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 15, 2008:

•	each stockholder who is known by the Company to own beneficially more than 5% of the Company’s Common Stock;

•	each of the Company’s Chief Executive Officer, Chief Financial Officer, its other three most highly compensated executive officers all as of December 31, 2007 and its former Chief Operating Officer (the “Named Executive Officers”);

•	each of the Company’s non-employee directors; and

•	the Company’s non-employee directors and executives as a group.

Unless otherwise indicated, to the Company’s knowledge, all persons listed below have sole voting and investment power with respect to their shares of the Company’s Common Stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Applicable percentage ownership is based on 32,131,784 shares of Common Stock outstanding as of April 15, 2008, and options and other securities convertible into common stock exercisable within sixty days of that date. In computing the number and percentage of shares beneficially owned by each person, shares of Common Stock subject to options currently exercisable, or exercisable within sixty days of April 15, 2008, are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Gagnon Securities LLC (3)	3,626,256	11.3%
1370 Avenue of the Americas, Suite 2400 New York, NY 10019
Wellington Management Company, LLP (4)	3,601,132	11.2%
75 State Street Boston, MA 02109
Austin W. Marxe and David M. Greenhouse/ (5)	2,570,706	8.0%
c/o Special Situation Funds AWM Investment Company, Inc. 527 Madison Ave, Suite 2600 New York, NY 10022
Donald Fowler (6)	508,819	1.6%
Neil Laird (7)	375,532	1.2%
David Crussell (8)	331,402	1.0%
Sanjay Dholakia (9)	304,961	*
Erika Rottenberg (10)	147,828	*
Jack Acosta (11)	111,981	*
Ali Kutay (12)	72,847	*
Kevin Oakes (13)	63,343	*
Vijay Vashee (14)	53,252	*
Sally Narodick (15)	49,296	*
John Coné (16)	47,173	*

Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Ray Villareal	30,500	*
All Named Executive Officers and Directors as a group (17)	2,096,934	6.2%

*	Represents beneficial ownership of less than one percent of the Common Stock.

(1)	Unless otherwise stated, the address of each beneficial owner is c/o SumTotal Systems, Inc. 1808 North Shoreline Blvd., Mountain View CA 94043.

(2)	This table is based on information supplied by the Named Executive Officers, directors and principal stockholders, Schedules 13-G and 13G/A and Forms 13F-HR filed with the SEC, and the Company’s register of stockholders.

(3)	Number of shares based on Schedule 13G filed by Gagnon Securities LLC on March 27, 2008, which are held by various funds to which Gagnon Securities LLC furnishes investment advice and it expressly disclaims beneficially ownership of all securities held by such funds.

(4)	Number of shares based on Schedule 13G/A filed by Wellington Management Company, LLP on February 14, 2008, and it claims shared dispositive power over all of these shares and shared voting power over 2,290,640 shares.

(5)	Based on Schedule 13G/A filed by Austin W. Marxe and David M. Greenhouse on February 13, 2008. Includes 100,341 shares issuable upon the exercise of outstanding warrants.

(6)	Includes 448,819 shares that Mr. Fowler has the right to acquire within sixty (60) days after April 15, 2008.

(7)	Includes 270,532 shares that Mr. Laird has the right to acquire within sixty (60) days after April 15, 2008.

(8)	Includes 306,402 shares that Mr. Crussell has the right to acquire within sixty (60) days after April 15, 2008.

(9)	Includes 302,494 shares that Mr. Dholakia has the right to acquire within sixty (60) days after April 15, 2008.

(10)	Includes 141,767 shares that Ms. Rottenberg has the right to acquire within sixty (60) days after April 15, 2008.

(11)	Includes 61,981 shares that Mr. Acosta has the right to acquire within sixty (60) days after April 15, 2008.

(12)	Includes 72,847 shares that Mr. Kutay has the right to acquire within sixty (60) days after April 15, 2008.

(13)	Includes 10,000 shares that Mr. Oakes has the right to acquire within sixty (60) days after April 15, 2008.

(14)	Includes 40,000 shares that Mr. Vashee has the right to acquire within sixty (60) days after April 15, 2008.

(15)	Includes 49,296 shares that Ms. Narodick has the right to acquire within sixty (60) days after April 15, 2008.

(16)	Includes 42,391 shares that Mr. Coné has the right to acquire within sixty (60) days after April 15, 2008.

(17)	Includes 1,746,529 shares that Named Executive Officers and Directors have the right to acquire within sixty (60) days after April 15, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required for the fiscal year ended December 31, 2007, all of the Company’s executive officers, directors and greater than ten percent (10%) stockholders complied with applicable Section 16(a) filing requirements on a timely basis.

DIRECTOR COMPENSATION

On February 2, 2007, the Board of Directors approved the payment of the following fees to each of its independent directors for their services as directors for fiscal 2007:

•	An annual retainer of $45,000;

•	An additional annual retainer of $10,000 for the Board Chair; and

•	An option to purchase 10,000 shares of our common stock, vesting in 12 equal monthly installments, for each non-employee director.

In addition, each non-employee and non-consultant director upon their appointment or election to the Board will receive an option to purchase 20,000 shares of our common stock, vesting 33% on the first and second anniversaries of such grant and 34% on the third anniversary of such grant.

The Board also approved the payment of the following annual retainers for its independent directors who are members of each committee of the Board of Directors:

•	Audit Committee: $6,000 plus an additional $10,000 for the Chair of Audit Committee;

•	Compensation Committee: $4,500 plus an additional $6,500 for the Chair of the Compensation Committee; and

•	Corporate Governance and Nominating Committee: $2,500 plus an additional $5,500 for the Chair of the Corporate Governance and Nominating Committee.

Additional fees may be paid to directors upon approval of the Board for Directors or a Committee: (a) each non-employee and non-consultant director may receive a per meeting fee of $1,000 per special meeting of the Board or committee attended and a $500 phone meeting fee for each special Board or committee meeting attended telephonically and (b) a director may be paid additional fees if substantial additional work is required beyond what would normally be expected. For 2007, there were no special meetings and John Coné, the Chair of the Compensation Committee, was paid an additional fee of $10,000 in connection with his additional services with respect to the Board’s Ad Hoc Committee and the transition and separation of the Company’s former Chief Operating Officer. We also reimburse all directors for reasonable and customary expenses relating to meetings of the Board of Directors and committees thereof.

2007 Director Compensation

The following table sets forth the annual compensation paid or accrued by the Company to or on behalf of directors of the Company for the fiscal year ended December 31, 2007. (1)

Name	Fees Earned or Paid in Cash ($)		Option Awards (2)		All other Compensation		Total ($)
Jack Acosta	$71,000		$52,307	(3)(4)	—		$123,307
John Coné	$68,500	(12)	$52,307	(3)(5)	—		$120,807
Ali Kutay	$58,000		$52,307	(3)(6)	—		$110,307
Sally Narodick	$57,500		$52,307	(3)(7)	—		$109,807
Kevin Oakes(11)	—		$105,007	(8)	$110,673	(11)	$215,680
Stephen Thomas(9)	$19,780		—		—		$19,780
Vijay Vashee	$55,500		$52,307	(3)(10)	—		$107,807

(1)	Mr. Fowler is a director and Named Executive Officer and his total compensation is set forth in the Summary Compensation Table. Mr. Fowler did not receive any compensation in connection with his service as a director of the Company.

(2)	Amounts shown do not reflect compensation actually received, but are the expense recognized by the Company in 2007 for stock option awards as determined pursuant to the Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payments (“SFAS No. 123R”), which was issued by the Financial Accounting Standards Board in December 2004, disregarding any adjustments for estimated forfeitures. These compensation expenses include stock option awards granted in and prior to 2007. The assumptions used to calculate the value of the stock option awards are set forth in Note 2 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The amounts realized from these stock option awards, if any, will depend on the future market value of our common stock when these shares are sold and there is no assurance that the actual amounts realized will be at or near the values shown.

(3)	Includes $30,864 from the vesting of an option for 10,000 shares granted on June 8, 2007, which had a total grant date value of $54,836 and $21,442 from the vesting of an option for 10,000 shares granted on June 9, 2006.

(4)	At the end of fiscal 2007, Mr. Acosta had outstanding options for 61,981 shares.

(5)	At the end of fiscal 2007, Mr. Coné had outstanding options for 42,391 shares.

(6)	At the end of fiscal 2007, Mr. Kutay had outstanding options for 72,847 shares.

(7)	At the end of fiscal 2007, Ms. Narodick had outstanding options for 49,296 shares.

(8)	Includes $30,864 from the vesting of an option for 10,000 shares granted on June 8, 2007, which had a total grant date value of $54,836 and $74,143 with respect to amending an option for 100,000 shares to extend the expiration date from May 31, 2007 to November 30, 2007. At the end of fiscal 2007, Mr. Oakes had outstanding options for 10,000 shares.

(9)	Mr. Thomas ceased to be a director of the Company upon the expiration of his term at the Company’s 2007 annual meeting of stockholders on June 8, 2007.

(10)	At the end of fiscal 2007, Mr. Vashee had outstanding options for 40,000 shares.

(11)	Mr. Oakes, the Company’s former President, did not receive any cash compensation for his service as a director of the Company; however, he received $100,000 in consulting fees and $10,673 in COBRA reimbursements during 2007 pursuant to his separation, release and consulting agreement with the Company dated February 10, 2006.

(12)	Includes $10,000 paid to Mr. Coné in connection with additional work provided to the Company as more fully described under “Director Compensation.”

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is responsible for overseeing our compensation programs. As part of that responsibility, the Compensation Committee determines all compensation for the Chief Executive Officer and the Company’s other executive officers. For executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendation of the Chief Executive Officer in making its compensation determinations. The Compensation Committee interacts regularly with management regarding our executive compensation initiatives and programs. The Compensation Committee has the authority to engage its own advisors and has engaged Radford Surveys + Consulting (“Radford”), an independent consultant, to assist the Compensation Committee in evaluating, analyzing and determining executive compensation at the Company.

Objectives of Compensation Programs

Our executive compensation programs are designed to attract, retain and motivate our executive officers in a manner that is tied to achieving the Company’s business objectives and aligning the interests of our executive officers with the long-term interests of our stockholders. In addition, we believe it is also important that our compensation programs and levels of compensation reflect and account for any changes, integration and transitions the Company is undergoing. For example, in 2004, the Company was formed by the combination of two separate companies, in each of 2005 and 2006, the Company completed significant acquisitions, all of which required significant integration to function as one company, and for 2007 and 2008, the Company has been, and is, in the process of adding focus on small- and medium-sized enterprises which typically buy subscription licenses, and offering subscription options to our traditional market, increasing the Company’s recurring revenue stream. As the Company undergoes these changes, integrations and transitions, this places an extra burden on the Company and its management team, and the Company believes that leading the Company through these periods should be recognized and accounted for in the compensation of its executives. With these objectives in mind, our 2007 compensation programs are designed to provide our executives with the incentive to increase the performance and valuation of the Company based on attaining both Company-wide financial milestones and individual-specific milestones.

Specifically, our compensation for our “Section 16 Officers” (Messrs. Fowler, Laird, Dholakia and Ms. Rottenberg, Mr. Crussell, who was a Section 16 Officer through August 2007, and Mr. Villareal, who commenced his employment in November 2007) consisted of three primary elements: base salary, performance bonuses, and equity grants. As set forth in Mr. Villareal’s employment offer letter, he received base salary, a performance bonus, including a portion of which is guaranteed, and stock based compensation including stock options, a restricted stock grant, and a performance based restricted stock unit grant. In addition, certain of our Section 16 Officers received payment of the second and final installment of their retention bonuses in 2007, pursuant to retention bonus agreements entered into in 2005 between the Company and such Section 16 Officer, as described below in “Retention Bonus.”

In determining compensation, both quantitative and qualitative factors relating to the Company and individual performance are considered. The determination is not based on any single performance factor but, rather, a mix of factors, such as comparing our compensation levels to those paid by similar companies, our overall performance, each Section 16 Officer’s individual education, experience, performance and contributions, the desire to maintain internal equity and consistency among our Section 16 Officers and other considerations that we deem to be relevant. In reviewing each element of compensation paid to our Section 16 Officers, the Compensation Committee looks at each element individually and as compared to the total compensation paid.

In addition, we have change in control agreements with each of our Section 16 Officers, which provide payments and benefits if their employment with the Company is terminated under certain circumstances following a change in control of the Company. These arrangements are discussed in detail below under “Change in Control Agreements.”

Cash-Based Compensation

Base Salary.  We believe that our base salaries are an important element of our executive compensation program in order to attract, retain and motivate individuals, and to provide a steady and predictable income stream. The Compensation Committee reviews base salaries for our Chief Executive Officer and the other Section 16 Officers to determine if a change is appropriate, typically on an annual basis. For compensation decisions relating to Section 16 Officers (other than our Chief Executive Officer), the Compensation Committee also considers the recommendations of our Chief Executive Officer. In addition, for 2007, the Compensation Committee also used data from surveys conducted by Radford. The Compensation Committee looked at two different surveys. The first survey included 30 companies nationwide which were viewed as being comparable to the Company. Specifically, these companies had annual revenues ranging primarily from $100 million to $200 million and were in the network products/services, software products/services, and similar industries which we believe to have similar complexity to the Company’s size and business. The second survey group included 18 technology companies in the Silicon Valley area with annual revenues ranging primarily from $100 million to $200 million. We believe this more limited survey, focused on the Silicon Valley area, is also important and a useful comparison as this is the primary geographical area for which the Company’s competes for executive talent and other key employees.

Nationwide Survey Group:

Actuate Corp.	Opsware, Inc.
Advent Software, Inc.	Pegasystems, Inc.
Callidus, Inc.	QAD, Inc.
CCC Information Services Group, Inc.	Radiant Systems, Inc.
Chordiant Software, Inc.	S1 Corp.
ComGlobal Systems, Inc.	Secure Computing Corp.
Digimarc Corp.	Skillsoft Public Limited Company
Emageon, Inc.	Software AG
KANA Software, Inc.	SPSS, Inc.
Lightbridge, Inc.	SupportSoft, Inc.
Macrovision Corp.	Taleo Corp.
Magma Design Automation, Inc.	Vignette Corp.
Moody’s KMV Company	webMethods, Inc.
NDS Group plc	Websense, Inc.
Open Solutions, Inc.	Wind River Systems, Inc.

Silicon Valley Area Survey Group:

Actel Corp.	Proxim Wireless Corporation
Applied Signal Technology, Inc.	Rambus Inc.
Avanex Corp.	Redback Networks
Blue Coat Systems, Inc.	SonicWALL, Inc.
Exponent, Inc.	Symyx Technologies, Inc.
Intevac, Inc.	Synaptics Incorporated
Magma Design Automation, Inc.	Terayon Comm. Systems, Inc.
Omnicell, Inc.	Ultra Clean Holdings, Inc.
Photon Dynamics, Inc.	Ultratech, Inc.

In reviewing base salaries and performance bonuses, we consider numerous factors, including, among others, level of responsibility, the individual’s education, experience, performance and contributions, expectation of future performance and contributions, the relationship among compensation paid within our company and the compensation paid at other similar companies. The Company believes that given the competition for executives and employees, especially in the Silicon Valley area where the Company is headquartered, and the transitions and integration of previous acquisitions the Company has undergone, and is continuing to undergo, base salaries should be targeted above the median of the competitive market to both attract and retain its executives. Using the survey data provided by Radford as a point of comparison, for 2007 the base salary of each of our Section 16 Officers was typically set at a level between the 50th to 75th percentile for their respective job responsibilities in both of the surveys used.

Performance Bonus.  The Company’s Section 16 Officers are also eligible to earn annual compensation in the form of an incentive bonus under the Company’s 2007 Executive and Management Bonus Plan (the “2007 Executive Bonus Plan”). The 2007 Executive Bonus Plan’s objectives are to enhance and reinforce the goals of the Company, and reward the achievement of such goals, by providing participants under the plan with additional financial incentives and rewards for attainment of these goals. We believe that this helps align our Section 16 Officers’ interests with those of the Company’s stockholders. Under the terms of the 2007 Executive Bonus Plan, 80% of each individual’s potential bonus is tied to the financial performance of the Company and the remaining 20% to the achievement of certain “most important tasks” or “MITs,” which are specific to each participant.

Each Section 16 Officer has an individual target bonus ranging from 55% to 80% of their base salary, based on attaining both Company-wide performance targets in bookings, revenue and operating profit and individual performance goals.

As with base salary, the Company believes it is important for the total cash compensation, base salary plus performance bonus, to be targeted at a level that provides our Section 16 Officers with total cash compensation greater than the median cash compensation for their respective positions. Therefore, again using the Radford survey data as a benchmark, the total cash compensation for each of our Section 16 Officers was typically set between the 50th and 75th percentiles for their respective positions in both of the surveys used. The target bonus is computed as a percentage of base salary and determined by the Compensation Committee. As discussed above with respect to base salaries, we consider numerous factors in reviewing and establishing target bonus levels, which, for fiscal 2007, was 80% for our Chief Executive Officer, 70% for our Chief Operating Officer, 60% for our Chief Financial Officer, and 55% for each of our Senior Vice President and General Counsel and our Senior Vice President, Corporate and Business Development. The target bonus for Mr. Villareal, our Senior Vice President, Field Operations, was 60%. Of the total possible bonus for each Section 16 Officer under the 2007 Executive Bonus Plan, 80% (20% for each quarter) is based on the Company reaching certain financial milestones with respect to bookings, revenue and operating profit. The financial targets are based on non-GAAP (“Generally Accepted Accounting Principles”) numbers because the Company believes that non-GAAP financial measures more closely align the operations of the business than GAAP financial measures. The targets and the payouts are cumulative on a quarter-by-quarter basis and the bonus payment, if any, is determined quarterly. In the first quarter of 2007, the Compensation Committee set both the quarterly and annual financial milestones for the 2007 Executive Bonus Plan at levels it believed that the achievement of would be challenging and that the attainment of them would represent a strong financial performance by the Company. For each of the first three quarters of 2007, the Company did not meet the minimum financial milestone thresholds set forth in, or make any payouts under, the 2007 Executive Bonus Plan. Because the plan is based on the cumulative performance of the Company and due to the Company’s financial performance in the fourth quarter 2007, the Company met the minimum financial component thresholds for the full year and, pursuant to the 2007 Executive Bonus Plan, made an overall payout of approximately 41% of the financial component of the 2007 Executive Bonus Plan.

The financial milestone component of the 2007 Executive Bonus Plan was based on three indicators: bookings, which comprised 40% of the financial milestone component, and revenue and operating profit, which each comprised 30% of the financial milestone component. Each financial component stands on its own for purposes of payout. In other words, if the target is met with respect to one component of the financial milestones, as described below in more detail, the payout will be made with respect to that component even if the milestones for the other components were not achieved. Payouts for each of these three components of the bonus are made on a sliding scale based on the financial targets established by the Compensation Committee.

For each of bookings and revenue, no bonus is paid if the Company achieves less than 90% of the target amount for each of bookings and revenue, respectively. At 90% of the target amount for bookings or revenue, participants will receive 50% of that component of the bonus, after which, each one percentage point increase in the target amount achieved results in a five percentage point increase in the bonus paid until 100% of the target amount is achieved, in which case 100% of the bonus would be paid. For example, if the Company achieves 95% of the target amount for bookings or revenue, participants will receive 75% of that component of the bonus. For operating profit, no bonus is paid if the Company achieves less than 70% of the target amount. At 70% of the target amount, participants will receive 50% of the operating profit component of the bonus, after which the percentage payout of the bonus will increase on a straight line based on the percentage of the target amount achieved until 100% of the target has been achieved and 100% of the bonus has been paid out. For example, if the Company achieves 85% of the target amount for operating profit, participants will receive 67% of the target amount for the operating profit component.

The Compensation Committee also believes the 2007 Executive Bonus Plan should provide additional incentives for its executives if the Company’s financial performance exceeds these targets. Therefore, the 2007 Executive Bonus Plan also allows bonus payments of up to a maximum of 120% of the target bonus for each of the three components if all three components exceeded 100%, provided that the percentage payout of any component could not exceed the percentage payout for operating profit. For example, if the Company achieved 110% in bookings, 120% in revenue and 115% in operating profit, then the bonus payouts would be 110% in bookings and 115% for each of revenue and operating profit. In addition, the 2007 Executive Bonus Plan also grants the Compensation Committee discretion to make no bonus payments if the overall performance of the Company does not warrant making such payments, even if one or more of the financial components are met.

For 2007, the Company achieved approximately 93% of its booking target, 91% of its revenue target and 41% of its operating profit target or an overall achievement of approximately 41% of the financial component. This achievement translated into payouts of 63% for bookings, 54% for revenue and 0% for operating profit, or, an overall payout of approximately 41% of the financial component of the 2007 Executive Bonus Plan, which, as noted above, makes up 80% of the payout under the plan. Per the terms of Mr. Villareal’s offer letter, Mr. Villareal was guaranteed a payment of 100% of the financial component of his target bonus for the first six months of his employment, of which $25,201 was the pro rated portion paid for the fourth quarter of 2007.

The remaining 20% of the target bonus under the 2007 Executive Bonus Plan is based on achievement by the participant of individual MITs, which are agreed upon for each Section 16 Officer by the Compensation Committee in the first quarter of the year and updated periodically as business needs necessitate. These MITs are specific for each individual and may focus on, among other tasks, performance or improvements, specific goals with respect to sales, customers or products or the development of specific programs or initiatives for the individual’s department or the Company as a whole. The MIT portion of the 2007 Executive Bonus Plan is paid annually and after evaluation by the Compensation Committee, which is typically in the first quarter of the following fiscal year. In 2007, at the request of the Company’s executives, the Compensation Committee decided to forego making any payments under the MIT component, even though the Company made payments under the financial component of the 2007 Executive Bonus Plan, and instead permit the Company to distribute the aggregate amount which would have otherwise been payable under the MIT component to its employees who are not eligible for the 2007 Executive Bonus Plan and who are not on a commission plan.

The Company’s Section 16 Officers, who were employed during the relevant period (except for Mr. Villareal), received approximately 43% of the target bonus in 2004, approximately 60% to 64% of the target bonus in 2005, approximately 96% to 98% of the target bonus in 2006 and approximately 33% in 2007. Mr. Villareal, per the terms of his offer letter was guaranteed a payment of 100% of the financial component of his target bonus. As a result, he received $25,201 for the pro rated portion paid for the fourth quarter of 2007.

Retention Bonus.  Upon the departure of the Company’s former Chief Executive Officer, R. Andrew Eckert, in October 2005, the Company underwent a period of uncertainty. In response, the Compensation Committee and the Board of Directors discussed the performance of the remaining Section 16 Officers, the need to retain talented officers, competition from other companies seeking talented executive officers, and the difficulty in finding a similarly-talented replacement executive team. The Compensation Committee determined it was necessary for the stability of the Company, including the entire employee base, and ongoing operations of the Company to retain the services of the remaining executive officers and, after discussions with external advisors and the Board of Directors, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, that Messrs. Laird, Crussell and Dholakia and Ms. Rottenberg each be awarded a retention bonus equal to 1.5 times their annual base salary then in effect. The retention bonus was payable in two equal cash payments, the first on October 19, 2006 and the second on October 19, 2007, on the condition that such individual is still employed by the Company on the date of payment; provided, however, that if (a) the individual’s employment is terminated without cause, or (b) the individual resigns for good reason, the full amount of the bonus then unpaid shall be payable six months following the date of termination or resignation of employment upon delivery of a full release in satisfactory form to the Company. The provisions of each retention bonus agreement shall survive a change of control of the Company. In October 2007, the Company paid the second and last installment of the retention bonus. Per the terms of the retention bonus agreements, the Company paid Mr. Dholakia $168,750; Mr. Laird $187,500; and Ms. Rottenberg $165,000 and paid Mr. Crussell $206,250 per the terms of his retention bonus agreement and as provided for in his transition agreement, which is more fully described in the section “Transactions with Related Persons.”

Supplemental Bonuses.  In addition, the Compensation Committee may award special bonuses based on a number of factors, including extraordinary performance, market demands, or other factors. No supplemental cash or equity bonuses were paid in 2007.

Stock-Based Compensation

The Compensation Committee of our Board of Directors is authorized to grant options and other stock awards to our Section 16 Officers. The Company uses stock to motivate and retain our Section 16 Officers for the long term. We believe that equity grants provide our Section 16 Officers with a strong link to our long-term performance and closely align the interests of our Section 16 Officers and our stockholders. Except for Mr. Villareal, stock awards in 2007 for Section 16 Officers were in the form of stock options; though the Company has in the past issued stock awards to certain Section 16 Officers in the form of restricted stock and may, in the future, do so. In connection with Mr. Villareal’s employment offer letter, Mr. Villareal was granted stock options, restricted stock and performance based restricted stock units, as more fully described below. Options are typically granted annually, although supplemental options are granted occasionally. Stock options are granted with an exercise price per share equal to the market price of the Company’s common stock on the date of grant. All stock grants have been, whether in the form of options or restricted stock, subject to vesting provisions to encourage Section 16 Officers to remain employed with the Company. In addition, in 2007 the Company engaged Radford to provide competitive data regarding stock based compensation to assist the Compensation Committee in its review and to establish guidelines for future option grants.

The Company awards Section 16 Officers stock grants based upon each officer’s relative position, responsibilities and performance over the previous fiscal year and the officer’s anticipated future performance, potential and responsibilities. The Compensation Committee also reviews prior grants to each Section 16 Officer, including the number and value of shares that continue to be subject to vesting under their respective outstanding option grants, in determining the size of option grants to each of the Section 16 Officers. Lastly, the Compensation Committee considers the expense associated with stock options and restricted stock awards as set forth in the SFAS No. 123R in determining the amount of the award.

All equity grants made to Section 16 Officers in 2007 were made on May 8th and 9th, 2007, except for the grants to Mr. Villareal, which were made on November 5, 2007, his first date of employment with the Company. All such option grants included the Company’s standard 4-year vesting, except Mr. Fowler’s grant of 160,000 options, which included 2-year vesting. The Compensation Committee awarded Mr. Fowler a stock option with a 2-year vesting schedule to, in part, take into account the fact that when Mr. Fowler assumed the role of the CEO in 2005 his compensation was initially focused on base salary and bonus and not equity.

In connection with the start of Mr. Villareal’s employment with the Company in November 2007, Mr. Villareal received, in addition to a grant of stock options, (i) a restricted stock grant of 28,500 shares of common stock, of which one-half will vest on the first anniversary date of his employment with the Company and one-sixth will vest on each of the next three anniversary dates of his employment with the Company; and (ii) a performance based grant of up to 66,500 restricted stock units, of which one-half will vest on December 31, 2009 and one-sixth will vest on each of December 31, 2010, 2011 and 2012, with each unit representing the right to receive one share of the Company’s common stock. The actual number of restricted stock units received by Mr. Villareal, if any, will be determined based upon the Company achieving its revenue targets in 2008, as established by the Company in connection with the Company’s executive bonus plan for 2008. If the Company achieves 90% of its revenue target for 2008, Mr. Villareal shall receive one-half of the maximum grant of restricted stock units, or 33,250 units, after which each one percentage point increase in the target amount achieved results in an additional 3,325 units received by Mr. Villareal, until 100% of the target amount is achieved, in which case the full 66,500 restricted stock units will be received by Mr. Villareal, subject to vesting as described above.

The Company does not attempt to time the award of stock option grants in advance of material announcements to achieve lower exercise prices. Likewise, stock options are granted with an exercise price equal to the fair market value at the close of market on the date of grant, unless the Compensation Committee approved otherwise. In 2007, the Compensation Committee, following the above procedures, granted stock options to the Company’s Section 16 Officers, and restricted stock and performance based restricted stock units to Mr. Villareal in connection with his start of employment, as summarized below in “Grants of Plan Based Awards.”

Other Considerations

Because the Company has not achieved U.S. federal taxable income and had federal net operating loss carry-forwards as of December 31, 2007, the Compensation Committee has not deemed it necessary to make compensation decisions based on tax treatment on various compensation components. The Compensation Committee, from time to time as it deemed necessary, analyzed the accounting treatment of various types of compensation and used this as a factor in its determination of specific compensation components.

We believe establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Section 16 Officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, and life insurance and our 401(k) plan, which includes, subject to certain limits, matching by the Company, in each case on the same basis as other employees. We also reimburse all of our employees, including our Section 16 Officers, for the premiums on short and long-term disability insurance.

The Company does not provide material perquisites to its Section 16 Officers as part of its compensation program nor does it currently provide defined benefit pension benefits or deferred compensation arrangements to its employees. To date, the Company has not established any policy regarding required share ownership by executives or directors. The Company’s stock trading policy, which applies to all employees and directors, prohibits speculative transactions involving the Company’s securities, including puts, calls, short sales or purchasing securities on margin.

COMPENSATION COMMITTEE REPORT

The following is the report of the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management.

Based on the Compensation Committee’s review and discussion noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and this proxy statement on Schedule 14A.

Members of the Compensation Committee During Fiscal Year 2007:

John Coné, Chair
Ali Kutay
Sally Narodick
Vijay Vashee

SUMMARY COMPENSATION TABLE
For Fiscal Years Ended December 31, 2006 and 2007

The following table shows for the fiscal years ended December 31, 2006 and 2007 compensation awarded or paid to, or earned by, the Company’s current principal executive officer, principal financial officer, its other three most highly compensated executive officers all as of December 31, 2007 and its former Chief Operating Officer (the “Named Executive Officers”).

Name and Principal Positions	Year	Salary ($)	Stock Awards ($) (2)		Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Donald Fowler	2007	$445,833	—		$724,871	$119,148	(5)	$22,318	(21)	$1,312,170
Chief Executive Officer	2006	$398,462	—		$655,422	$231,035	(5)	$6,993	(10)	$1,291,912

Neil Laird	2007	$288,750	$46,573		$155,346	$245,088	(15)	$13,825	(22)	$749,582
Chief Financial Officer	2006	$271,859	$84,189		$207,369	$321,211	(6)	$10,977	(10)	$895,605

Erika Rottenberg	2007	$249,167	—		$141,044	$210,508	(17)	$10,592	(11)	$611,311
Senior Vice President, General Counsel, and Secretary	2006	$237,410	—		$67,088	$270,456	(8)	$9,655	(11)	$584,609

Sanjay Dholakia	2007	$248,750	—		$239,423	$214,258	(18)	$8,820	(10)	$711,251
Senior Vice President, Corporate and Business Development	2006	$233,263	—		$231,040	$259,845	(9)	$8,477	(10)	$732,625

Ray Villareal	2007	$50,077	$10,995	(20)	$17,465	$25,201	(19)	$126,505	(14)	$230,243
Senior Vice President, Field Operations (13)	2006	—	—		—	—		—		—

David Crussell	2007	$368,341	$—	(3)	$228,346	$260,307	(16)	$243,039	(12)	$1,100,033
Former Chief Operating Officer (1)	2006	$307,083	$84,189		$216,894	$387,126	(7)	$8,477	(10)	$1,003,769

(1)	Mr. Crussell was Chief Operating Officer through August 2007.

(2)	Amounts shown do not reflect compensation actually received, but are the expense recognized by the Company in 2006 and 2007, respectfully, for restricted stock awards as determined pursuant to SFAS No. 123R, disregarding any adjustments for estimated forfeitures. These compensation expenses include restricted stock awards granted prior to 2006 and 2007, respectfully. The assumptions used to calculate the value of the restricted stock awards are set forth in Note 2 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Note 2 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, respectfully. The amounts realized from these restricted stock awards, if any, will depend on the future market value of our common stock when these shares are sold and there can be no assurance that the actual amounts realized will be at or near the values shown.

(3)	Aggregate amount pursuant to SFAS No. 123R is negative. The assumptions used to calculate the value of the restricted stock awards are set forth in Note 2 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. 25,000 shares of restricted stock had not vested prior to Mr. Crussell’s departure from the Company and were forfeited.

(4)	Amounts shown do not reflect compensation actually received, but are the expense recognized by the Company in 2006 and 2007, respectfully, for stock option awards as determined pursuant to SFAS No. 123R, disregarding any adjustments for estimated forfeitures. These compensation expenses include stock option awards granted in and prior to 2006 and 2007, respectfully. The assumptions used to calculate the value of the stock option awards are set forth in Note 2 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Note 2 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, respectfully. The amounts realized from these stock option awards, if any, will depend on the future market value of our common stock when these shares are sold and there is no assurance that the actual amounts realized will be at or near the values shown.

(5)	Amount paid pursuant to the Company’s Executive Bonus Plan.

(6)	Includes $187,500 paid pursuant to retention bonus agreement with the Company and $133,711 pursuant to the Company’s Executive Bonus Plan.

(7)	Includes $206,250 paid pursuant to retention bonus agreement with the Company and $180,876 pursuant to the Company’s Executive Bonus Plan.

(8)	Includes $165,000 paid pursuant to retention bonus agreement with the Company and $105,456 pursuant to the Company’s Executive Bonus Plan.

(9)	Includes $168,750 paid pursuant to retention bonus agreement with the Company and $91,095 pursuant to the Company’s Executive Bonus Plan.

(10)	Includes amounts reimbursed for short-term and long-term disability insurance and life insurance, and amounts paid by the Company to match individual’s 401(k) contributions.

(11)	Includes amounts reimbursed for short-term and long-term disability insurance and life insurance, and amounts paid by the Company to match individual’s 401(k) contributions and the compensation expense with respect to stock purchases under the Company’s Employee Stock Purchase Plan.

(12)	Includes amounts reimbursed for short-term and long-term disability insurance and life insurance, service award and amounts paid by the Company to match individual’s 401(k) contributions. Also includes severance payment of $233,333 as provided for in Mr. Crussell’s transition agreement more fully described below under “Transactions with Related Persons.”

(13)	Mr. Villareal became the Company’s Senior Vice President, Field Operations on November 5, 2007.

(14)	Includes $126,225 paid pursuant to consulting agreement between the Company and Mr. Villareal prior to his employment with the Company and reimbursements for short-term and long-term disability insurance and life insurance.

(15)	Includes $187,500 paid pursuant to retention bonus agreement with the Company and $57,588 pursuant to the Company’s Executive Bonus Plan.

(16)	Includes $206,250 paid pursuant to retention bonus agreement with the Company and $54,057 pursuant to the Company’s Executive Bonus Plan and per the terms of Mr. Crussell’s transition agreement.

(17)	Includes $165,000 paid pursuant to retention bonus agreement with the Company and $45,508 pursuant to the Company’s Executive Bonus Plan.

(18)	Includes $168,750 paid pursuant to retention bonus agreement with the Company and $45,508 pursuant to the Company’s Executive Bonus Plan.

(19)	Amount paid pursuant to Executive Bonus Plan and per the terms of Mr. Villareal’s offer letter.

(20)	Mr. Villareal also received a grant of up to a maximum of 66,500 restricted stock units, as described more fully in the section “Stock-Based Compensation.” As the actual number of units, if any, is based upon the Company’s financial performance in fiscal 2008 and will not be determined until 2009, no compensation charge is included in the above table.

(21)	Includes amounts reimbursed for short-term and long-term disability insurance and $11,430 reimbursement for life insurance and $10,250 in 401(k) matching contributions.

(22)	Includes amounts reimbursed for short-term and long-term disability insurance and life insurance, service award and $10,250 in 401(k) matching contributions.

GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended December 31, 2007

The following table shows certain information regarding awards granted to the Named Executive Officers during the fiscal year ended December 31, 2007:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards (3)
Donald Fowler	2/1/07	$0	$360,000	$417,600
	5/9/07				160,000		$7.01		$805,408

Neil Laird	2/1/07	$0	$174,000	$201,840
	5/8/07				80,000		$7.07		$438,816

Erika Rottenberg	2/1/07	$0	$137,500	$159,500
	5/8/07				60,000		$7.07		$329,112

Sanjay Dholakia	2/1/07	$0	$137,500	$159,500
	5/8/07				60,000		$7.07		$329,112

Ray Villareal (4)	11/5/07	$25,201	$25,201	$25,201
	11/5/07				125,000		$5.03		$455,650
	11/5/07				28,500		$5.03	(5)	$143,355	(5)
	11/5/07				66,500	(6)	—	(6)	—	(6)

David Crussell (1)	2/1/07	$0	$245,000	$284,200
	5/8/07				90,000		$7.07		$493,668

(1)	Mr. Crussell was Chief Operating Officer through August 2007.

(2)	These rows show the range of payouts under the Company’s Executive Bonus Plan in 2007 as described in the section titled “Performance Bonus” in the Compensation Discussion and Analysis. The actual amount paid under the Executive Bonus Plan for each participant is set forth in the Summary Compensation Table, except that, per the terms of Mr. Villareal’s offer letter with the Company, he was guaranteed to receive a pro rata portion of his full bonus for the fourth quarter of 2007.

(3)	Amounts shown do not reflect compensation actually received, but are the total expense recognized by the Company for stock option awards over the life of the award as determined pursuant to SFAS No. 123R, disregarding any adjustments for estimated forfeitures. The assumptions used to calculate the value of the stock option awards are set forth in Note 2 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The amounts realized from these stock option awards, if any, will depend on the future market value of our common stock when these shares are sold and there is no assurance that the actual amounts realized will be at or near the values shown.

(4)	Mr. Villareal became the Company’s Senior Vice President, Field Operations on November 5, 2007.

(5)	Based on closing price of $5.03 of Company’s stock on November 5, 2007.

(6)	Represents the maximum number of restricted stock units that may be granted to Mr. Villareal. The actual number, if any, depends upon the Company’s financial performance in fiscal 2008, as described more fully in the section “Stock Based Compensation.”

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

The following table sets forth certain information concerning outstanding equity awards held by the Named Executive Officers at the end of the fiscal year ended December 31, 2007:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Donald Fowler	14,653	0		$3.62	1/28/2013
	10,000	0		$7.62	4/14/2014
	60,000	0		$4.72	10/19/2015
	240,000	0		$4.34	11/29/2015
	28,125	46,875	(3)	$6.00	6/12/2016
	46,666	113,334	(2)	$7.01	5/8/2017

Neil Laird	87,924	0		$2.46	8/6/2012
	65,943	0		$3.62	4/25/2013
	75,000	0		$7.62	4/14/2014
	15,000	25,000	(3)	$6.00	6/12/2016
	11,666	68,334	(4)	$7.07	5/7/2017
							25,000	(5)	$118,750	(5)

Erika Rottenberg	75,101	0		$7.89	3/17/2014
	30,208	19,792	(6)	$4.47	7/15/2015
	11,250	18,750	(3)	$6.00	6/12/2016
	8,750	51,250	(4)	$7.07	5/7/2017

Sanjay Dholakia	7,325	0		$43.50	2/8/2011
	7,326	0		$18.92	9/3/2011
	34,191	0		$11.38	1/7/2012
	36,633	0		$2.54	8/14/2012
	73,270	0		$3.62	4/25/2013
	60,000	0		$7.62	4/14/2014
	36,250	23,750	(6)	$4.47	7/15/2015
	11,250	18,750	(3)	$6.00	6/12/2016
	10,000	0		$6.89	12/6/2016
	8,750	51,250	(4)	$7.07	5/7/2017

Ray Villareal (8)	0	125,000	(7)	$5.03	11/4/2017
							28,500	(10)	$135,375	(10)
							66,500	(11)

David Crussell (1)	5,344	0		$7.37	12/31/2008	(9)
	80,136	0		$7.37	12/31/2008	(9)
	24,421	0		$2.54	12/31/2008	(9)
	95,251	0		$3.62	12/31/2008	(9)
	60,000	0		$7.62	12/31/2008	(9)
	28,125	46,875	(9)	$6.00	12/31/2008	(9)
	13,125	76,875	(9)	$7.07	12/31/2008	(9)

(1)	Mr. Crussell was Chief Operating Officer through August 2007. 25,000 shares of restricted stock previously granted to Mr. Crussell had not vested prior to his departure from the Company and were forfeited.

(2)	1/4th of the shares subject to the option vested and became exercisable on November 9, 2007 and 1/24th of the shares subject to the option vested and became exercisable on December 9, 2007 and each one-month anniversary thereafter.

(3)	1/8th of the shares subject to the option vested and became exercisable on December 12, 2006 and 1/48th of the shares subject to the option vested and became exercisable on January 12, 2007 and each one-month anniversary thereafter.

(4)	1/8th of the shares subject to the option vested and became exercisable on November 8, 2007 and 1/48th of the shares subject to the option vested and became exercisable on December 8, 2007 and each one-month anniversary thereafter.

(5)	Shares will vest on May 25, 2008. Valuation based on the closing price of the Company’s common stock of $4.75 on December 31, 2007.

(6)	1/8th of the shares subject to the option vested and became exercisable on January 15, 2006 and 1/48th of the shares subject to the option vested and became exercisable on February 15, 2006 and each one-month anniversary thereafter.

(7)	1/8th of the shares subject to the option vested and became exercisable on November 5, 2008 and 1/48th of the shares subject to the option vested and became exercisable on December 5, 2008 and each one-month anniversary thereafter.

(8)	Mr. Villareal became the Company’s Senior Vice President, Field Operations on November 5, 2007.

(9)	These options stopped vesting on December 31, 2007 and will expire on December 31, 2008.

(10)	One-half of these shares will vest on November 5, 2008 and 1/6th of the shares will vest on each one year anniversary thereafter. Valuation based on the closing price of the Company’s common stock of $4.75 on December 31, 2007.

(11)	Represents the maximum number of restricted stock units that may be issued to Mr. Villareal. The actual number, if any, depends upon the Company’s financial performance in fiscal 2008, as described more fully in the section “Stock Based Compensation.”

OPTION EXERCISES AND STOCK VESTED
For Fiscal Year Ended December 31, 2007

The following tables show for the fiscal year ended December 31, 2007 certain information regarding options exercised or the vesting of restricted stock held by the Named Executive Officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Neil Laird			12,500	$95,375	(2)
David Crussell (1)			12,500	$95,375	(2)

(1)	Mr. Crussell was Chief Operating Officer through August 2007.

(2)	Value based on the closing price of the Company’s common stock of $7.63 on May 29, 2007, the date these shares vested, less the par value for these shares.

EQUITY COMPENSATION PLAN SUMMARY

Plan	Number of Securities to be Issued upon Exercise of Outstanding Options as of December 31, 2007	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans as of December 31, 2007
Equity compensation plans approved by stockholders (1)	6,473,476	$6.74	1,252,045
Equity compensation plans not approved by stockholders	Not applicable	Not applicable	Not applicable
Total	6,473,476	$6.74	1,252,045

(1)	List of plans includes: SumTotal Systems’ 2004 Equity Plan (the “2004 Equity Plan”), Docent’s 1997 Stock Option Plan, Docent’s 2000 Omnibus Equity Incentive Plan, Click2learn’s 1995 Combined Incentive and Nonqualified Stock Option Plan, Click2learn’s 1998 Equity Incentive Plan, Click2learn’s 1998 Directors’ Stock Option Plan and Intelliprep Technologies, Inc. 2000 Equity Incentive Plan. The only plan under which shares have been issued since March 19, 2004 is the 2004 Equity Plan.

Change of Control Agreements

The occurrence or possibility of a change of control of the Company may be a distraction to our Section 16 Officers and may cause them to consider other employment opportunities or be influenced by the impact of a change of control. Therefore, to ensure the continued dedication and objectivity of our Section 16 Officers, the Company believes that it is in its best interests to enter into change of control agreements with its current Section 16 Officers. These agreements provide that, if the individual’s employment with the Company and its subsidiaries is involuntarily terminated without cause within twelve months following the occurrence of a change of control of the Company or if the individual voluntarily terminates his employment within three months of the occurrence of an event constituting good reason and on account of an event constituting good reason within twelve months following the occurrence of a change of control, the individual will be entitled to (i) 12 months base salary, paid in equal semi-monthly installments over the one year period following termination, (ii) 100% of the individual’s annual target bonus, (iii) unpaid amounts payable pursuant to the individual’s retention bonus agreement with the Company; (iv) continued health insurance coverage for twelve months following the date of termination and (v) full vesting of any outstanding options and, if applicable, restricted stock held by the individual at the time of termination. As a condition of receipt of benefits, the individual must comply with all of the terms of the change of control agreement, including an agreement not to solicit employees of the Company or perform services for a competitor of the Company for one year following the individual’s termination of employment. In addition, the individual will be required to execute a release of claims, releasing all rights and claims against the Company relating to the individual’s employment with the Company.

The following table describes the potential payments and benefits that would have been paid to each of our current Section 16 Officers(1) under the terms of their respective change of control agreement, as if their employment terminated as of December 31, 2007, the last business day of our last fiscal year.

	Salary	Executive Bonus Plan (2)	Health Benefits (3)	Stock/ Options (4)	Total
Donald Fowler	$450,000	$360,000	$1,035	$0	$811,035
Neil Laird	$290,000	$174,000	$6,493	$118,750	$589,243
Erika Rottenberg	$250,000	$137,500	$6,493	$5,542	$399,535
Sanjay Dholakia	$250,000	$137,500	$20,331	$6,650	$414,481
Ray Villareal	$315,000	$189,000	$20,331	$451,222	$975,553

(1)	Mr. Crussell was Chief Operating Officer through August 2007. See “Certain Relationships and Related Transactions” for a description of actual payments made to Mr. Crussell pursuant to his transition agreement.

(2)	Equals 100% payout under the Executive Bonus Plan.

(3)	Estimated value of premiums for one year of health coverage, based on rates for 2007.

(4)	Value of unvested stock options and restricted stock based on the closing price of the Company’s common stock of $4.75 on December 31, 2007.

Mr. Villareal, upon the start of his employment, executed the Company’s form of change of control agreement as described above; however, Mr. Villareal’s offer letter also provides that if his employment is terminated prior to December 31, 2008 without cause or good reason and if he does not receive the compensation and benefits as set forth above in his change of control agreement, then he shall be entitled to receive his base salary through December 31, 2008 and 100% of his bonus under the Executive Bonus Plan, with such bonus pro rated for the number of days remaining in 2008 from his date of termination. If Mr. Villareal’s employment had been terminated on December 31, 2007 and he did not receive the compensation and benefits as set forth in his change of control agreement, then he would have received his full salary for 2008, $315,000, and his full bonus for 2008, $189,000, or an aggregate of $504,000 with such salary paid on the Company’s regularly scheduled payroll dates and the bonus paid quarterly.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Related Persons

The Company has entered into retention bonus agreements and change of control agreements with certain of its Section 16 Officers. These are discussed above under the headings “Retention Bonus” and “Change of Control Agreements.”

The Company has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request.

On September 28, 2007, the Company entered into a transition agreement with Mr. Crussell, who was the Company’s Chief Operating Officer through August 2007. Mr. Crussell’s transition agreement, which was approved by the Company’s Compensation Committee, provides that he receive (i) his full base salary through December 31, 2007; (ii) his retention bonus of $206,250, paid on or about October 19, 2007 and as described above under the heading “Retention Bonus;” (iii) a severance payment in the amount of $233,333; (iv) reimbursements for COBRA benefits through August 31, 2008 and (v) pro rated payments pursuant to the 2007 Executive Bonus Plan to the extent made, equal to eight-ninths of such payment for the third quarter and two-thirds of such payment for the fourth quarter of 2007. The transition agreement provides for the Company’s standard release provisions.

Review, Approval or Ratification of Transactions With Related Persons

As set forth in its charter, our Audit Committee is responsible for reviewing and approving all related-party transactions, including transactions between the Company and its directors and officers. In February 2007, the Audit Committee and Corporate Governance and Nominating Committee recommended, and the Board of Directors adopted, written policies and procedures relating to the approval or ratification of related-party transactions. Under the policies and procedures, our Audit Committee reviews the material facts of all related-party transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the related-party transaction, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the related-party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director may participate in any approval of a related-party transaction for which he or she is a related person. If a related party transaction will be ongoing, the Audit Committee may establish guidelines for the Company to follow in its ongoing dealings with the related person and thereafter, from time-to-time, as it deems appropriate, review and assess ongoing relationships with the related person and assess whether they are in compliance with the Audit Committee’s guidelines.

Compensation Committee Interlocks and Insider Participation

As noted above, during the fiscal year ended December 31, 2007, the Compensation Committee consisted of Messrs. Coné, Kutay, Vashee and Ms. Narodick. No one who served as a member of the Compensation Committee at any time during 2007 is or has been an officer or an employee of the Company. No executive officer of the Company served or serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee has been established for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s annual financial statements and internal control over financial reporting.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal controls relating, for example, to the reliability and integrity of the Company’s financial information and the safeguarding of the Company’s assets. BDO Seidman, LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing opinions on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In accordance with law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s internal and independent auditors, including the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation by BDO Seidman, LLP, of the Company’s system of internal control, the quality of the financial reporting, and the process for legal and regulatory compliance. The Audit Committee also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”).

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. The Audit Committee has also reviewed and discussed with BDO Seidman, LLP its attestation report on the Company’s internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the year ended December 31, 2007.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by BDO Seidman, LLP. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chair of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the Chair then communicates such pre-approvals to the full Audit Committee. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services, including services related to Section 404, from its independent registered public accounting firm. The Company obtains these services from other service providers as needed.

The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with BDO Seidman, LLP their independence.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2007 with management and BDO Seidman, LLP; management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles; and BDO Seidman, LLP represented that their presentations included the matters required to be discussed with the independent registered public accounting firm by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” This review included a discussion with management of the quality, not merely the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting estimates. In reliance on these views and other discussions, and the reports of BDO Seidman, LLP, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 which the Company filed with the SEC on March 13, 2008.

Respectfully submitted,

The Audit Committee

Jack Acosta, Chair
Ali Kutay
Vijay Vashee

ACCOUNTANTS

Fees Paid to Principal Accountants

The following table shows the fees paid or accrued by the Company for the audit and other services provided by BDO Seidman, LLP for fiscal years 2006 and 2007:

	2006		2007
Audit Fees — the aggregate fees billed for the audit of annual financial statements, review of quarterly financial statements and services normally provided in connection with statutory and regulatory filings or engagements	$1,224,000	(1)	$1,318,000	(1)
Audit Related Fees — the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including conducting mergers and acquisitions due diligence

Tax Fees — the aggregate fees billed for tax compliance, tax advice and tax planning	$56,000		$135,000
All Other Fees — the aggregate fees billed for other products and services
Total	$1,280,000		$1,453,000

(1)	Includes $59,000 related to the Company’s May 2007 registered direct offering.

COMMUNICATING WITH THE COMPANY

If you would like to receive information about the Company, without charge, you may use one of these convenient methods:

1.	To have information such as the Company’s latest Quarterly Earnings Release, Form 10-K, Form 10-Q or Annual Report mailed to you, stockholders residing in the U.S., please call the transfer agent Mellon Investor Services at 1-800-240-0250.

2.	To view the Company’s web site on the Internet, use the Company’s Internet address: www.sumtotalsystems.com. The Company’s web site includes product, corporate and financial data, as well as recent earnings releases, current stock price, an electronic file of this Proxy Statement, Form 10-K, Form 10-Q, the Company’s Annual Report to stockholders, job listings, ethics policies and charters for each committee of the Board.

3.	To reach the Company’s Investor Relations representative, please call 650-934-9500.

If stockholders would like to write to the Company, please direct any correspondence to the following address:

SumTotal Systems, Inc. 1808 North Shoreline Blvd. Mountain View, California 94043 Attn: Investor Relations

DELIVERY OF THIS PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Annual Report and Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or the Company that they will be “householding” communications to the stockholder’s address, “householding” will continue until the stockholder is notified otherwise or until the stockholder has revoked their consent. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate annual report and proxy statement, the stockholder may notify their broker and direct their written request to SumTotal Systems, Inc., Attention: Investor Relations, 1808 North Shoreline Blvd., Mountain View, California 94043, or contact the Company directly at 650-934-9500.

Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matter that will be presented for consideration at the Annual Meeting of Stockholders. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

The Board of Directors hopes that stockholders will attend the meeting. Whether or not a stockholder plans to attend, all stockholders are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Directors

Erika Rottenberg
Senior Vice President,
General Counsel and Secretary
April 28, 2008

APPENDIX A

SUMTOTAL SYSTEMS, INC.

2004 EQUITY INCENTIVE PLAN

(as Amended and Restated Effective February 21, 2008)

SUMTOTAL SYSTEMS, INC. hereby establishes the SumTotal Systems, Inc. 2004 Equity Incentive Plan, effective upon its adoption by the Board of Directors and approval by the Company’s stockholders.

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Stock Awards, Restricted Stock, Stock Units, Performance Units, and Performance Shares.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants, independent contractors and other persons who provide services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s stockholders.

SECTION 2

DEFINITIONS

The following words and phrases will have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Acquired Entity” means any entity acquired by the Company or an Affiliate or with which the Company or an Affiliate merger or combines.

2.3 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.4 “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.5 “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee will determine whether any significant item(s) will be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

2.6 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Stock Awards, Restricted Stock, Stock Units, Performance Units, or Performance Shares.

2.7 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.8 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.9 “Cash Position” means the Company’s level of cash and cash equivalents.

2.10 “Cause” unless otherwise defined in the Award Agreement or in a written employment, services or other agreement between the Participant and the Company or an Affiliate, means dishonesty, fraud, serious misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by criminal law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of Directors and executive officers, the Board, each of whose determination shall be conclusive and binding.

2.11 “Change in Control” means the occurrence of any of the following:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(d) The consummation of a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.12 “Code” means the Internal Revenue Code of 1986, as amended, and any regulations thereunder. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.13 “Committee” means the Board or a committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.14 “Company” means SumTotal Systems, Inc., a Delaware corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means SumTotal Systems, Inc. and its consolidated subsidiaries.

2.15 “Consultant” means any consultant, independent contractor, or other person who provides services to the Company or its Affiliates, but who is neither an Employee nor a Nonemployee Director.

2.16 “Director” means any individual who is a member of the Board of Directors of the Company.

2.17 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.18 “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.19 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.20 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.21 “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(a) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market or the Nasdaq Stock Market, the last quoted per share selling price for the Shares on the relevant date, or if there were no sales on such date, such price on the last preceding date on which Shares were sold, unless otherwise determined by the Committee using such methods and procedures as it may establish; or

(b) In the absence of an established market for the Shares, the Fair Market Value thereof will be determined in good faith by the Committee.

(c) Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value will be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.22 “Fiscal Year” means the fiscal year of the Company.

2.23 “Freestanding SAR” means an SAR that is granted independently of any Option.

2.24 “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.25 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.26 “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

2.27 “Merger” means the transaction effected pursuant to the Agreement and Plan of Reorganization by and among Docent, Inc., Click2learn, Inc., Hockey Merger Corporation, Devil Acquisition Corporation and Canuck Acquisition Corporation dated as of October 20, 2003.

2.28 “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee will determine whether any significant item(s) will be included or excluded from the calculation of Net Income with respect to one or more Participants.

2.29 “Nonemployee Director” means a Director who is not an Employee.

2.30 “Nonqualified Stock Option” means an option to purchase Shares that by its terms does not qualify as an Incentive Stock Option or is not intended to be an Incentive Stock Option.

2.31 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.32 “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

2.33 “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

2.34 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.35 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.36 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, and (k) Total Stockholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award and may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

2.37 “Performance Share” means an Award granted to a Participant pursuant to Section 8.

2.38 “Performance Unit” means an Award granted to a Participant pursuant to Section 8.

2.39 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.40 “Plan” means the SumTotal Systems, Inc. 2004 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.41 “Registration Date” means the effective date of the first registration statement which is filed by the Company and declared effective pursuant to Section 12(g) of the 1934 Act, with respect to any class of the Company’s securities.

2.42 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.43 “Retirement” unless otherwise defined in the Award Agreement or in a written employment, services or other agreement between the Participant and the Company or an Affiliate, will have such meaning as determined by the Committee or the Company’s chief human resources officer or other person performing that function for purposes of the Plan or, if not so defined, will mean Termination of Service on or after the date the Participant reaches age 55 and has completed ten years of employment or service with the Company or an Affiliate.

2.44 “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

2.45 “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

2.46 “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

2.47 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.48 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.49 “Shares” means the shares of common stock of the Company.

2.50 “Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option pursuant to Section 6.

2.51 “Stock Award” means an Award granted to a Participant pursuant to Section 7.

2.52 “Stock Unit” means an Award granted to a Participant pursuant to Section 7.

2.53 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.54 “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an Acquired Entity.

2.55 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

2.56 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board.

2.57 “Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Committee will administer the Plan. If the Committee is not the Board then the Committee will (a) consist of not less than two (2) Directors who will be appointed from time to time by, and will serve at the pleasure of, the Board of Directors and (b) be comprised solely of Directors who both are (i) “non-employee directors” under Rule 16b-3, and (ii) ”outside directors” under Section 162(m) of the Code.

3.2 Authority of the Committee. It will be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee will have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Nonemployee Directors will be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such modifications, procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Nonemployee Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (f) interpret, amend or revoke any such rules, and (g) grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company. Notwithstanding the foregoing, the Committee may not modify or amend an Option or SAR to reduce the exercise price of such Option or SAR after it has been granted (except for adjustments made pursuant to Section 4.3), unless approved by the Company’s stockholders and neither may the Committee, without the approval of the Company’s stockholders, cancel any outstanding Option or SAR and immediately replace it with a new Option or SAR with a lower exercise price.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to another committee composed of one or more Directors of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code. To the extent consistent with applicable law, the Committee may also delegate granting authority to one or more officers of the Company to grant Awards to designated classes of Employees or Consultants, within limits specifically prescribed by the Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any Section 16 Person.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan will not exceed 6,500,000 Shares plus any Shares that would otherwise return to the Click2learn, Inc. 1998 Equity Incentive Plan, the Docent, Inc. 2000 Omnibus Equity Incentive Plan or the Docent, Inc. 1997 Stock Option Plan as a result of termination or cancellation of options assumed by the Company in connection with the Merger up to an aggregate maximum of 4,700,000 additional Shares. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Share Usage.

(a) If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again will be available for issuance under the Plan. Any Shares tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award shall be available for issuance under the Plan.

(b) Notwithstanding the foregoing and, subject to adjustment provided in Section 4.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 4.1, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under Section 4.2(a).

(c) Subject to adjustment as provided in Section 4.3, the maximum number of Shares that may be issued under Awards other than Options and SARs is 1,200,000 Shares. If any such Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award will not thereafter count against the foregoing limit.

4.3 Adjustments in Awards and Authorized Shares. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee will, in such manner as it may deem equitable, adjust the number and class of Shares which may be issued under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1.1, 7.1, and 8.1.

Notwithstanding the preceding, the number of Shares subject to any Award always will be a whole number.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants and Nonemployee Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, will determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant will be granted Options covering more than 500,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Options to purchase up to an additional 1,000,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2 Award Agreement. Each Option will be evidenced by an Award Agreement that will specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, will determine. The Award Agreement will also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Committee will determine the Exercise Price for each Option in its sole discretion.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price will be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that any Options granted as Substitute Awards will have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. In no event may the term of an Option be more than ten (10) years from the Grant Date. Unless otherwise provided in the Award Agreement or in a written employment, services or other agreement between the Participant and the Company or an Affiliate, each Option will terminate no later than the first to occur of the following events:

(a) The expiration of three (3) months from the date of the Participant’s Termination of Service for any reason other than Cause, Retirement, Disability or death; provided, however, that for Participants who are Officers or Directors on the date of

Termination of Service, it will be the expiration of one (1) year from the date of the Participant’s Termination of Service;

(b) The expiration of one (1) year from the date of the Participant’s Termination of Service due to Retirement, Disability or death; or

(c) The expiration of ten (10) years from the Grant Date.

Notwithstanding the foregoing, if a Participant dies after the Participant’s Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the expiration date of the Option and (z) the one-year anniversary of the date of death, unless the Committee determines otherwise.

Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

A Participant’s change in status from an Employee to a Consultant or a change in status from a Consultant to an Employee shall not be considered a Termination of Service for purposes of this Section.

5.4.2 Committee Discretion. Subject to the limits of Section 5.4.1, the Committee, in its sole discretion, (a) will provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options granted under the Plan will be exercisable at such times and be subject to such restrictions and conditions as the Committee will determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment. Options will be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Upon the exercise of any Option, the Exercise Price will be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering (either actually or, if the Shares are registered under Section 12(b) or 12(g) of the 1934 Act, by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such Shares must have been owned by the Participant for at least six months or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), (b) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Exercise Price and any tax withholding obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board, or (c) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company will deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. To the extent the aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option

(with Incentive Stock Options being considered in the order in which they are granted).

5.8.2 Termination of Service. An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, (b) more than one (1) year after the Participant’s Termination of Service on account of Disability or (c) more than three (3) months after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4 Expiration. Subject to earlier termination in accordance with the terms of the Plan and the Award Agreement, the term for an Incentive Stock Option shall not exceed ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the term shall not exceed five (5) years from the Grant Date.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time as will be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

6.1.1 Number of Shares. The Committee will have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant will be granted SARs covering more than 500,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted SARs covering up to an additional 1,000,000 Shares.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs will equal the Exercise Price of the related Option.

6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.3 Exercise of Affiliated SARs. An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

6.4 Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Committee, in its sole discretion, will determine.

6.5 SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, will determine.

6.6 Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also will apply to SARs.

6.7 Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

7.1 Grant of Stock Awards, Restricted Stock and Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Awards, Restricted Stock or Stock Units to Employees, Nonemployee Directors and Consultants in such amounts as the Committee, in its sole discretion, will determine. The Committee, in its sole discretion, will determine the number of Shares to be granted to each Participant under such Awards, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 200,000 Shares subject to Stock Awards, Restricted Stock or Stock Units. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 400,000 Shares subject to Stock Awards, Restricted Stock or Stock Units.

7.2 Award Agreement. Each Stock Award, Restricted Stock Award and Stock Unit Award will be evidenced by an Award Agreement that will specify the Period of Restriction, if any, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, will determine. Unless the Committee determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Stock Awards, Restricted Stock Awards and Stock Unit Awards as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock or Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock or Stock Units which are intended to qualify under Section 162(m) of the Code, the Committee will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock will bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the SumTotal Systems, Inc. 2004 Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of SumTotal Systems, Inc.

7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. After the restrictions have lapsed, the Participant will be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares will be freely transferable by the Participant.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Shares subject to Restricted Stock Awards or Stock Unit Awards for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

SECTION 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1 Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time, as will be determined by the Committee, in its sole discretion. The Committee will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (b) no Participant will receive more than 200,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 400,000 Performance Shares.

8.2 Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

8.3 Performance Objectives and Other Terms. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, will determine.

8.3.1 General Performance Objectives. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares will be based on the achievement of Performance Goals. The Performance Goals will be set by the Committee on or before the latest date permissible to enable the Performance Units/Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Committee will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.4 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

8.5 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

8.6 Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

SECTION 9

SUBSTITUTE AWARDS

9.1 Substitute Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. In the event that a written agreement pursuant to which the Company or an Affiliate acquires an entity or pursuant to which the Company or an Affiliate merges or combines with an entity is approved by the Board and said agreement sets forth the terms and conditions of the Substitute Awards, said terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3, and the persons holding such Substitute Awards shall be deemed to be Participants.

SECTION 10

MISCELLANEOUS

10.1 Change in Control.

10.1.1 Options, SARs and Stock Units.

(a) In the event of a Change in Control, each outstanding Option, SAR and Stock Unit will be (i) assumed or an equivalent option, right or unit substituted by the successor corporation or a parent or Subsidiary of the successor corporation, or (ii) replaced with a cash incentive program of the successor corporation or a parent or Subsidiary of the successor corporation that preserves the spread existing at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to the Option, SAR or Stock Unit. The determination of comparability will be made by the Committee, in its sole discretion.

(b) In the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to assume or substitute for the Option, SAR or Stock Unit, then the Options and SARs held by such Participant will become one hundred percent (100%) exercisable and the Stock Units held by such Participant will become fully vested and will be settled with respect to 100% of the unvested portion of the Award. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Company will notify the Participant in writing or electronically that the Option or SAR will be fully vested and exercisable (subject to the consummation of the Change in Control) for a period of time determined by the Committee, and the Option or SAR will terminate upon the expiration of such period.

(c) For the purposes of this Section 10.1.1, the Option, SAR or Stock Unit will be considered assumed if, following the Change in Control, the option, right or unit confers the right to purchase or receive, for each Share subject to the Option, SAR or Stock Unit immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, SAR or Stock Unit, for each Share subject to the Option, SAR or Stock Unit to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control.

10.1.2 Restricted Stock. In the event of a Change in Control, any Company repurchase or reacquisition right with respect to outstanding Shares of Restricted Stock held by the Participant will be assigned to the successor corporation. In the event that the successor corporation refuses to accept the assignment of any such Company repurchase or reacquisition right, such Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Shares of Restricted Stock immediately prior to the Change in Control.

10.1.3 Performance Shares and Performance Units. In the event of a Change in Control, the Committee or the Board, in its discretion, may provide for any one or more of the following with respect to the Performance Shares and Units: (a) any outstanding Performance Shares and Units will be assumed by the successor corporation or a parent or Subsidiary of the successor corporation, (b) any outstanding Performance Shares and Units will be terminated immediately prior to the Change in Control, or (c) with respect to a Change in Control that occurs prior to a Participant’s Termination of Service, one hundred percent (100%) of any outstanding Performance Shares or Units will be deemed to be earned and will be immediately payable to the Participant, or, in cases where a Participant has received a target award of Performance Units or Shares, one hundred percent (100%) of the target amount will vest. In the event any outstanding Performance Shares and Units are assumed, the successor corporation will have the ability to reasonably and equitably adjust the Performance Goals.

10.2 Dissolution or Liquidation. To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Options and Stock Appreciation Rights shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

10.3 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections will be subject to such rules and procedures as the Committee will be determine in its sole discretion.

10.4 No Effect on Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) will not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

10.5 Participation. No Employee will have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.6 Indemnification. Each person who is or will have been a member of the Committee, or of the Board, will be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.7 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

10.8 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award will be paid in the event of the Participant’s death. Each such designation will revoke all prior designations by the Participant and will be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.9 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.8. All rights with respect to an Award granted to a Participant will be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may transfer a Nonqualified Stock Option in a manner specified by the Committee.

10.10 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) will have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

10.11 Issuance of Shares.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act of 1933, or to register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Shares pursuant to an Award under the Plan, the Committee may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such Shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such Shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such Shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the Shares.

10.12 No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

10.13 Vesting of Awards. The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function or, in the case of Directors and executive officers, the Board, each of whose determination shall be conclusive and binding.

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1 Amendment, Suspension, or Termination. The Board or Committee, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan. The amendment, suspension, or termination of the Plan will not, without the consent of the Participant, materially adversely affect any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan. Subject to Section 11.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

11.2 Duration of the Plan. The Plan will be effective upon its adoption by the Board, and subject to Section 11.1 (regarding the Board’s and the Committee’s right to amend or terminate the Plan), will remain in effect until ten (10) years following the date of such Board approval.

11.3 Consent of Participant. The amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Sections 4.3, 10.1 and 10.2 shall not be subject to these restrictions.

SECTION 12

TAX WITHHOLDING

12.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

12.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

SECTION 13

LEGAL CONSTRUCTION

13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.

13.2 Severability. In the event any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

13.5 Governing Law. The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Washington.

13.6 Captions. Captions are provided herein for convenience only, and will not serve as a basis for interpretation or construction of the Plan

APPENDIX B

SUMTOTAL SYSTEMS, INC.

EMPLOYEE STOCK PURCHASE PLAN

As amended and restated effective on February 21, 2008

1.           ESTABLISHMENT OF PLAN.  SumTotal Systems, Inc. (the “Company”) assumed the 1999 Employee Stock Purchase Plan (the “Predecessor Plan”) upon the effectiveness of the transactions under the Agreement and Plan of Merger among the Docent, Inc., Click2learn, Inc., the Company, Canuck Acquisition Corporation and Devil Acquisition Corporation dated as of October 20, 2003, as amended (the "Merger Agreement" and the transactions effected thereby, the “Mergers”).  Pursuant to the terms of the Merger Agreement, the Company assumed the outstanding options outstanding as of the consummation of the Mergers and was authorized to grant future options for purchase of the Company’s Common Stock to eligible employees of the Company and its Participating Subsidiaries (as hereinafter defined) pursuant to the Predecessor Plan.  On February 21, 2008, the Company amended and restated the Predecessor Plan, which was scheduled to terminate pursuant to its original terms in early 2009, so as to extend the term of the Plan until February 21, 2018, the amended and restated Predecessor Plan is hereinafter referred to as SumTotal Systems, Inc. Employee Stock Purchase Plan (the “Plan”).  “Participating Subsidiaries” are those “parent corporations” and “subsidiary corporations” of the Company (as defined in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”)) that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that shall participate in this Plan.  The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed.  Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.  A total of 1,350,000 shares of the Company’s Common Stock are reserved for issuance under this Plan.  Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan.

2.           PURPOSE.  The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.

3.           ADMINISTRATION.  This Plan shall be administered by the Compensation Committee of the Board (the “Committee”).  Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants.  Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees.  All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

4.           ELIGIBILITY.  Any employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

(a)  employees who are not employed by the Company or a Participating Subsidiary ten days before the beginning of such Offering Period;

(b)  employees who are customarily employed for 20 hours or less per week;

(c)  employees who are customarily employed for five months or less in a calendar year;

(d)  employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries; and

(e)  individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

5.           OFFERING DATES. The offering periods of this Plan (each, an “Offering Period”) shall be of six (6) months duration commencing on February 15th and August 15th of each year and ending on August 14th and February 14th of each year; provided, however, that the Offering Period which began on February 1, 2008 under the Predecessor Plan shall end on July 31, 2008 and the first Offering Period under this Plan shall begin on August 1, 2008 and end on February 14, 2009 and thereafter the Offering Periods shall commence and end on the dates as provided in this Section 5.  Each Offering Period shall generally consist of one six-month purchase period (individually, a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan.  The first business day of each Offering Period is referred to as the “Offering Date”.  The last business day of each Purchase Period is referred to as the “Purchase Date”.  The Committee shall have the power to change the duration of Offering Periods or Purchase Periods with respect to offerings without stockholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

6.           PARTICIPATION IN THIS PLAN. Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement in the form of Exhibit A (a “Subscription Agreement”) to the Company’s human resources department (the “HR Department”) not later than five days before such Offering Date unless a later time for filing the Subscription Agreement is set by the Committee for all eligible employees with respect to a given Offering Period.  An eligible employee who does not deliver a Subscription Agreement to the HR Department by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the HR Department not later than five days preceding a subsequent Offering Date.  Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below.  Such participant is not required to file any additional Subscription Agreement in order to continue participation in this Plan.

7.           GRANT OF OPTION ON ENROLLMENT. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of  Common Stock of the Company determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during such Purchase Period by (b) the lower of (i) 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date, or (ii) 85% of the fair market value of a share of the Company’s  Common Stock on the Purchase Date, provided, however, that the number of shares of the Company’s  Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Committee pursuant to Section 10(c) below with respect to the applicable Purchase Date (if any), or (b) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Purchase Date.  The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 hereof.

8.           PURCHASE PRICE.  The purchase price per share at which a share of  Common Stock will be sold in any Offering Period shall be 85% of the lesser of:

(a)           the fair market value on the Offering Date; or

(b)           the fair market value on the Purchase Date.

For purposes of this Plan, the term “Fair Market Value” means, as of any date, the value of a share of the Company’s  Common Stock determined as follows:

(i)	if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(ii)
if such  Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the  Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(iii)
if such  Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(iv)	if none of the foregoing is applicable, by the Board in good faith.

9.           PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

(a)           The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period.  The deductions are made as a percentage of the participant’s compensation in 1% increments of not less than 1%, nor greater than 10% or such lower limit set by the Committee.  Compensation shall mean total cash compensation paid by the Company, including base salary, commissions, bonuses and incentive compensation not to exceed $250,000 per calendar year, provided however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election.  Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b)           A participant may decrease or increase the rate of payroll deductions during an Offering Period by filing with the HR Department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the HR Department’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below.  Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during any Offering Period.  A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the HR Department a new authorization for payroll deductions not later than 15 days before the beginning of such Offering Period.

(c)           A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the HR Department a request for cessation of payroll deductions.  Such reduction shall be effective beginning with the next payroll period starting more than 15 days after the HR Department’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period.  Payroll deductions credited to the participant’s account prior to the effective date of the request shall be used to purchase Common Stock in accordance with Section 9(e) below.  A participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.

(d)           All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company.  No interest accrues on the payroll deductions.  All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(e)           On each Purchase Date, so long as this Plan remains in effect (and provided that the participant has not withdrawn from the Offering Period Pursuant to Section 11), the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date.  The purchase price per share shall be as specified in Section 8 of this Plan.  Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however that if the amount remaining in such participant’s account on a Purchase Date is less than the amount necessary to purchase a full share of  Common Stock of the Company, such amount shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be.  In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest.  No  Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(f)           As promptly as practical after the Purchase Date, the number of shares of Common Stock purchased by each participant shall be deposited into an account established in the participant’s name at a stock brokerage or other financial services firm designated by the Company (the “ESPP Broker”). Subject to the notice requirements of Section 17, a participant shall be free to (i) undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in the ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of legal title, (ii) move those shares to another brokerage account of participant’s choosing or (iii) request that a stock certificate representing the shares be issued and delivered to the participant.

(g)           During a participant’s lifetime, such participant’s option to purchase shares hereunder is exercisable only by him or her.  The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

10.         LIMITATIONS ON SHARES TO BE PURCHASED.

(a)           No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date

(or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan.  The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b)           No more than 200% of the number of shares that could have been purchased at a purchase price of 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date may be purchased by a participant on any single Purchase Date.

(c)           No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date.  Not less than 30 days prior to the commencement of any Offering Period, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”).  Until otherwise determined by the Committee, there shall be no Maximum Share Amount.  In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above.  If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period.  Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

(d)           If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable.  In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected thereby.

(e)           Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

11.         WITHDRAWAL.

(a)           Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the HR Department a written notice to that effect on a form provided for such purpose.  Such withdrawal may be elected at any time at least 15 days prior to the end of an Offering Period.

(b)           Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate.  In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in this Plan.

(c)           If the purchase price on the first day of any current Offering Period in which a participant is enrolled is higher than the purchase price on the first day of any subsequent Offering Period, the Company will automatically enroll such participant in the subsequent Offering Period.  Any funds accumulated in a participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period. A participant does not need to file any forms with the Company to automatically be enrolled in the subsequent Offering Period.

12.         TERMINATION OF EMPLOYMENT.  Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, immediately terminates his or her participation in this Plan.  In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest.  For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13.         RETURN OF PAYROLL DEDUCTIONS.  In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions credited to such participant’s account.  No interest shall accrue on the payroll deductions of a participant in this Plan.

14.         CAPITAL CHANGES.

(a)           Subject to any required action by the stockholders of the Company, the number of shares of  Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of  Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of  Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the  Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”.  Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive.  Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of  Common Stock subject to an option.

(b)           In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.  The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase shares under this Plan prior to such termination.

(c)           In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new exercise date and shall end on the new exercise date.  The new exercise date shall be before the date of the Company’s proposed merger or other acquisition or sale as provided in this paragraph.  The Committee shall notify each participant in writing, at least ten (10) business days prior to the new exercise date, that the Purchase Date for the participant’s option has been changed to the new exercise date and that the participant’s option shall be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the Offering Period as provided by the Plan.

(d)           The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding  Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

15.         NONASSIGNABILITY. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16.         REPORTS.  Individual accounts will be maintained for each participant in this Plan.  Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17.         NOTICE OF DISPOSITION. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two years from the Offering Date or within one year from the Purchase Date on which such shares were purchased (the “Notice Period”).  The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares.  The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18.         NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee’s employment.

19.         EQUAL RIGHTS AND PRIVILEGES.  All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations.  Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423.  This Section 19 shall take precedence over all other provisions in this Plan.

20.         NOTICES. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.         TERM; STOCKHOLDER APPROVAL.  After this Plan is adopted by the Board, this Plan will become effective on the date that is the First Offering Date (as defined above).  This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve months before or after the date this Plan is adopted by the Board.  No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval.  This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) February 21, 2018 (the date which is ten years from the adoption of this Plan by the Board).

22.         DESIGNATION OF BENEFICIARY.

(a)           A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of an Purchase Period but prior to delivery to him of such shares and cash.  In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.

(b)           Such designation of beneficiary may be changed by the participant at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23.         CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24.         APPLICABLE LAW.  The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Washington.

25.         AMENDMENT OR TERMINATION OF THIS PLAN.  The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within twelve months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

(a)           increase the number of shares that may be issued under this Plan; or

(b)           change the designation of the employees (or class of employees) eligible for participation in this Plan.

(c)           Notwithstanding the foregoing, the Committee may make such amendments to the Plan as the Committee determines to be advisable if the continuation of the Plan of any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR” the nominees for Director listed below in Proposal 1.

1.	Election of Directors: Nominees: 01 Jack Acosta 02 Vijay Vashee	FOR ALL NOMINEES (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees ☐

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee’s name in the space provided below.

The Audit Committee of the Board of Directors recommends a vote “FOR” Proposal 2.		FOR	AGAINST	ABSTAIN
2.	Ratification of Selection of BDO Seidman, LLP as the Company’s Independent Registered Public Accounting Firm	☐	☐	☐
The Board of Directors recommends a vote “FOR” Proposal 3.		FOR	AGAINST	ABSTAIN
3.	To approve the amended and restated 2004 Equity Incentive Plan.	☐	☐	☐
The Board of Directors recommends a vote “FOR” Proposal 4.		FOR	AGAINST	ABSTAIN
4.	To approve the amended and restated Employee Stock Purchase Plan.	☐	☐	☐

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

Signature _______________________________________ Signature ___________________________________ Date _________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
  FOLD AND DETACH HERE  

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/sumt Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

SumTotal Systems, Inc. Annual Meeting of Stockholders - June 6, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned stockholder of SumTotal Systems, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Neil Laird and Erika Rottenberg, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 1808 North Shoreline Boulevard, Mountain View, CA 94043 on June 6, 2008 at 10:00 AM, and any adjournments or postponements thereof, and to vote all shares of common stock the undersigned would be entitled to vote if then and there personally present at the meeting, on the matters set forth on the reverse side and in their discretion upon such other matter or matters which may properly come before the meeting and any adjournment thereof.

          UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

(Continued, and to be marked, dated and signed, on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

  FOLD AND DETACH HERE  

You can now access your SumTotal Systems, Inc. account online.

Access your SumTotal Systems, Inc. stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for SumTotal Systems, Inc., now makes it easy and convenient to get current information on your stockholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

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Available 24 hours per day, 7 days per week

TOLL FREE NUMBER:	1-800-370-1163